UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MANNING & NAPIER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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290 Woodcliff Drive

Fairport, New York 14450

You are cordially invited to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Manning & Napier, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held at 9:00 a.m., Eastern Daylight Time on Wednesday, June 10, 2020. Our Annual Meeting is a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MN2020 and entering your unique voter identification number.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders describe the formal business to be transacted at the Annual Meeting. Our directors and executive officers will be present at the Annual Meeting to respond to questions from our stockholders.

All holders of record of the Company’s shares of Class A common stock outstanding at the close of business on April 13, 2020 will be entitled to vote at the Annual Meeting.

Your vote is important to us and our business and we strongly encourage you to cast your vote.

Sincerely,

Marc O. Mayer
Chief Executive Officer

Fairport, New York

April 27, 2020

290 Woodcliff Drive

Fairport, New York 14450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2020

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Manning & Napier, Inc. (the “Company,” “we,” “our” or “us”), which will be a virtual meeting held over the Internet, will be held at 9:00 a.m., Eastern Daylight Time on Wednesday, June 10, 2020 for the following purposes:

I.	Election of six directors to the Company’s board of directors (“Board of Directors”);

II.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

III.	An advisory (non-binding) vote approving the compensation of our named executive officers;

IV.	Approval of the Company’s 2020 Stock Incentive Plan; and

V.	Such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record of the Company’s Class A common stock at the close on business on April 13, 2020 (“stockholders”) are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of Class A common stock held at the close of business on April 13, 2020. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting through the Corporate Secretary at our principal executive offices at 290 Woodcliff Drive, Fairport, New York 14450.

Even if you plan to attend the Annual Meeting virtually, we ask you to please complete, sign and return the enclosed proxy card or vote your shares by telephone or through the Internet. Our Annual Meeting will be a virtual meeting held over the Internet, and you will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MN2020 and entering your unique voter identification number.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2020. This notice is not a form for voting and presents only an overview of the more complete materials contained in the Proxy Statement, which you should access and review before voting. We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to stockholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials. The Proxy Statement for the Annual Meeting of Stockholders, 2019 Annual Report to Stockholders and other Soliciting Material are available, free of charge, at www.proxyvote.com, and can be obtained by writing to our Corporate Secretary at the address above or by calling 1-800-983-3369 by May 22, 2020 to receive the materials before the Annual Meeting.

By Order of the Board of Directors,

Sarah C. Turner

Corporate Secretary

Fairport, New York

April 27, 2020

MANNING & NAPIER, INC.

290 Woodcliff Drive

Fairport, New York 14450

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at 9:00 a.m. on June 10, 2020

In this Proxy Statement for the Annual Meeting of Stockholders (this “Proxy Statement”), “we,” “our,” and “us” refers to Manning & Napier, Inc. (also referred to as the “Company”) and its consolidated subsidiaries.

This Proxy Statement is furnished to the stockholders of the Company’s Class A common stock (“stockholders”) in connection with the solicitation of proxies by the Company’s board of directors (“Board of Directors”) for use at the annual meeting of stockholders of the Company to be held on Wednesday, June 10, 2020 at 9:00 a.m., Eastern Daylight Time (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. As described below, the Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet.

A Notice of Internet Availability of Proxy Materials (the “Notice”) will initially be mailed to stockholders on or about May 1, 2020, and stockholders will have the option to request a full set of such materials (the Chief Executive Officer’s letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card for holders of our Class A common stock, and the accompanying Annual Report on Form 10-K for our fiscal year ended December 31, 2019 (the “Annual Report”)) prior to the Annual Meeting.

YOU CAN VOTE YOUR SHARES OF CLASS A COMMON STOCK OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED.

This Proxy Statement and our Annual Report are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held over the Internet at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 10, 2020. The Company will be hosting the Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/MN2020. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•	All stockholders can attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/MN2020;

•	Only stockholders as of the record date of April 13, 2020 may vote or submit questions electronically while attending the Annual Meeting (by using the 16-digit control number provided in your Notice);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/MN2020; and

•	A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at www.virtualshareholdermeeting.com/MN2020.

Who is soliciting my proxy?

The solicitation of proxies is made by and on behalf of the Board of Directors.

Why was I mailed a notice regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we will send a Notice to all of our stockholders as of the record date of April 13, 2020. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of our proxy materials. In addition, by following the instructions in the Notice, stockholders may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What matters will be voted upon at the Annual Meeting?

At the Annual Meeting you will be asked to consider and vote upon the following matters:

•	Election of six directors to our Board of Directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

•	An advisory vote approving the compensation of our named executive officers;

•	Approval of the Company’s 2020 Stock Incentive Plan; and

•	Transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of Class A common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. An abstention from voting and broker non-votes, both of which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who is entitled to vote?

Only stockholders of record of our Class A common stock at the close of business on Wednesday, April 13, 2020, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each stockholder is entitled to one vote for each share of Class A common stock held as of close of business on the record date.

As of the record date, there were approximately 16,275,359 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding shares as a “registered owner” compared to holding shares as a “beneficial owner”?

Most of our stockholders hold their shares of Class A common stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a registered owner compared to holding shares as a beneficial owner:

•

Registered Owners—If your shares of Class A common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record. As the stockholder of record, you have the right to directly grant the Company a proxy to vote on your behalf or to vote in person at the Annual Meeting.

•

Beneficial Owners—If your shares of Class A common stock are held in a brokerage account, bank or by another nominee, you are the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote these shares.

What stockholder approval is necessary for approval of the proposals?

The election of directors to the Board of Directors requires the affirmative vote of a plurality of the total shares of our Class A common stock present at the Annual Meeting and entitled to vote, meaning the six director nominees who receive the greatest number of votes will be elected. With respect to the election of directors, votes may be cast FOR a director nominee or WITHHELD from a director nominee. A stockholder may also abstain from voting on the proposal. A withheld vote, a broker non-vote, and an abstention from voting will not count as a vote for or against any of the director nominees.

Although the Company’s independent registered public accounting firm is selected by the Audit Committee of the Board of Directors, the Audit Committee will consider the outcome of the ratification of our independent public accounting firm when considering the appointment of PwC as our independent public accountants. The affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. With respect to the ratification of the appointment of PwC, votes may be cast FOR the proposal or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. An abstention from voting will have the same effect as a vote against the proposal. Since brokers have discretion to vote on this proposal, there will be no broker non-votes related to this proposal.

The advisory vote approving the executive compensation of our named executive officers requires the affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote. With respect to the vote on executive compensation, votes may be cast FOR the proposal or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. An abstention from voting will have the same effect as a vote against the proposal. A broker non-vote will count as a vote against this proposal. While our Board of Directors intends to consider carefully the stockholder vote resulting from this proposal, the final vote will not be binding and is advisory in nature and in evaluating the results of this vote or Board of Directors will disregard the impact of broker non-votes.

The approval of the adoption of the Manning & Napier, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) requires the affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote. With respect to the vote on the 2020 Plan, votes may be cast FOR the proposal or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. An abstention from voting will have the same effect as a vote against the proposal. A broker non-vote will count as a vote against this proposal.

May I vote my shares of Class A common stock at the Annual Meeting?

If you are the registered owner of shares of Class A common stock as of the record date, you have the right to vote these shares at the Annual Meeting.

If you are the beneficial owner of shares of Class A common stock as of the record date, you may vote these shares at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares at the Annual Meeting, completed such legal proxy and presented it to the Company at the Annual Meeting.

Even if you plan to attend the Annual Meeting over the Internet, we recommend that you submit your proxy card or voting instructions, or that you vote your shares of Class A common stock by telephone or through the Internet, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares of Class A common stock without attending the Annual Meeting?

If you are the registered owner of shares of Class A common stock as of the record date, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting website or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Eastern Daylight Time, on Tuesday, June 9, 2020 (the day before the Annual Meeting).

If you are the beneficial owner of shares of Class A common stock held in street name as of the record date, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

What is a broker non-vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange (“NYSE”) rules, a broker, bank or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

All of the Company’s proposals other than the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2020 are non-routine matters and, therefore, shares of our Class A common stock held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. If you are a beneficial owner, you should follow the instructions provided by your nominee in directing your nominee on how to vote your shares of Class A common stock.

How will my proxy be voted?

Shares of Class A common stock represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received timely, and not subsequently revoked, will be voted at the Annual Meeting and any adjournments or postponements thereof in the manner directed on the proxy form by the proxy (one of the individuals named in the proxy form). If you sign the proxy form but do not make specific choices, your proxy will vote your shares (1) FOR the election of the nominees listed in this Proxy Statement as directors of the Company, (2) FOR the ratification of PwC as the Company’s independent registered public accounting firm for the 2020 fiscal year, (3) FOR the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, and (4) FOR the approval of the Company’s 2020 Stock Incentive Plan.

If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this Proxy Statement, the Company is not aware of other matters to be acted on at the Annual Meeting other than those matters described in this Proxy Statement. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board of Directors.

May I revoke my proxy and change my vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner of shares of Class A common stock as of the record date, you may revoke your proxy and change your vote with respect to those shares by (1) submitting a later-dated proxy, a later-dated vote by telephone or a later-dated vote via the Internet (in each case, which automatically revokes the earlier proxy), (2) giving notice of your changed vote to us in writing mailed to the attention of the Corporate Secretary, at our executive offices, or (3) participating in the Annual Meeting and giving notice of your intention to vote at the Annual Meeting.

If you are the beneficial owner of shares of Class A common stock held in street name as of the record date, you may revoke your proxy and change your vote with respect to those shares (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by participating in the Annual Meeting, presenting the completed legal proxy to the Company and voting at the virtual Annual Meeting.

You should be aware that your attendance at the virtual Annual Meeting, without any further action on your part, will not revoke your previously granted proxy.

Who will count the votes?

Our proxy agent, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), will tabulate and certify the votes. A representative of the proxy agent will serve as the inspector of election.

Who will pay the costs of soliciting proxies?

The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. The Company may also reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our Class A common stock.

The Company has retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from our stockholders. Broadridge will receive a fee as compensation for its services, which is estimated to be approximately $19,000, and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Broadridge against certain liabilities arising under the federal securities laws.

Where can I find the voting results of the annual meeting?

The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and/or multiple proxy or voting instruction cards. For example, if you hold your shares of Class A common stock in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner of Class A common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Who can help answer my questions?

If you have any questions concerning a proposal or the Annual Meeting, or if you would like additional copies of this Proxy Statement or our Annual Report, please call our Investor Relations office toll free at 1-800-983-3369. In addition, information regarding the Annual Meeting is available via the Internet at our website www.manning-napier.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY. The summary information provided above in “question and answer” format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER OF OUR CLASS A COMMON STOCK, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER OF OUR CLASS A COMMON STOCK, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve as members of our Board of Directors for a term of one year, until the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The six nominees for director are:

Richard S. Goldberg

Barbara Goodstein

Robert Kopech

Kenneth A. Marvald

Marc O Mayer

Edward J. Pettinella

Joel Domino, Edward George and William Manning will not stand for reelection to the Board at the Annual Meeting.

Our Nominating and Corporate Governance Committee recommended Richard S. Goldberg, Barbara Goodstein, Robert Kopech, Kenneth A. Marvald, Marc O. Mayer and Edward J. Pettinella each as a nominee for director, and our Board of Directors approved the nomination of each of these director nominees. All of these director nominees are current members of our Board of Directors, and each director nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. Our Board of Directors believes these director nominees are well qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole.

If any director nominee becomes unavailable for election, which is not anticipated, our Board of Directors intends that proxies will be voted for the election of such other person or persons as designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee, unless the Board of Directors resolves to reduce the number of directors to serve on the Board of Directors and thereby reduce the number of directors to be elected at the Annual Meeting.

There is no cumulative voting for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

Number of Directors, Term of Directors and Executive Officers

Our Amended and Restated Bylaws provide that the number of directors to serve on the Board of Directors will not be less than three nor more than 15, with the exact number to be fixed by our Board of Directors. At our Annual Meeting our stockholders elect successors for each director whose term as a member of our Board of Directors has expired. The Board of Directors currently has nine members, but has fixed its size, effective upon commencement of our Annual Meeting, at six directors. The Board of Directors elects members to fill new membership positions and vacancies in unexpired terms on the Board of Directors. Executive officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

The following table sets forth certain information concerning the current directors whose terms of office will continue after the Annual Meeting and executive officers of the Company. Ages are given as of the date of this Proxy Statement.

Name	Age	Position(s)	Date of Election
Marc O. Mayer	62	Chief Executive Officer, Director	2019
Paul J. Battaglia	41	Chief Financial Officer	2018
Christopher Briley	49	Chief Technology Officer, Manning & Napier Advisors	2019
Nicole Kingsley Brunner	40	Chief Marketing Officer, Manning & Napier Advisors	2018
Ebrahim Busheri	54	Director of Investments, Manning & Napier Advisors	2015
Aaron McGreevy	45	Managing Director of Institutional & Intermediary Sales	2016
Sarah C. Turner	37	General Counsel & Corporate Secretary	2018
Greg Woodard	50	Managing Director, Wealth Management	2019
Richard S. Goldberg	67	Director	2014
Barbara Goodstein	59	Director	2012
Robert Kopech	69	Director	2019
Kenneth A. Marvald	57	Director	2017
Edward J. Pettinella	68	Director	2011

Marc O. Mayer has served as our Chief Executive Officer since January 2019. Mr. Mayer has also served as the President of our affiliates Manning & Napier Advisors, LLC (“Manning & Napier Advisors”), Manning & Napier Group, LLC (“Manning & Napier Group”), and Rainier Investment Management, LLC, since January 2019. Prior to joining the Company, Mr. Mayer served as Head of North American Distribution for Schroders in New York, where he was responsible for leading all institutional business initiatives from 2014 to 2018. Prior to Schroders, he served as Chief Executive Officer at GMO LLC, an investment management firm, with over $70 billion in assets under management (“AUM”), from 2009 to 2011. This was preceded by a 20-year tenure at AllianceBernstein, where Mayer rose to the role of Chief Investment Officer of Blend Strategies. In this role, he oversaw $150 billion of AUM in their global asset allocation business. Prior to AllianceBernstein, Mayer was Chief Executive Officer of Sanford C. Bernstein & Co., LLC and also a member of Bernstein’s Board of Directors. Mr. Mayer earned a Bachelor’s degree from Yale University in 1978, and an M.B.A. from Columbia University School of Business in 1983.

Mr. Mayer’s qualifications to service on our Board of Directors include his over 30 years of experience in the asset management industry.

Paul J. Battaglia, Jr. has served as our Chief Financial Officer since March 2018. Mr. Battaglia previously served as Manning & Napier’s Vice President of Finance, having joined the Company in 2004. Mr. Battaglia also serves as the President and Chairman of Manning & Napier Fund, Inc. Prior to joining Manning & Napier, Mr. Battaglia served as an Audit Associate at PricewaterhouseCoopers, LLP. Mr. Battaglia earned a B.B.A./M.B.A. in Accounting and Finance from St. Bonaventure University in 2001. He is also a Certified Public Accountant.

Christopher Briley has served as our Chief Technology Officer since March 2019. Prior to joining the Company, Mr. Briley served as Legg Mason’s Head of Technology Business Management from February 2016 to January 2018, and its Managing Director and Head of Corporate Application Solutions from January 2018 to March 2019. From February 2013 to January 2016, Mr. Briley served as Senior Director of Global Applications and Architecture at networking services firm Ciena. Mr. Briley earned a Bachelor’s degree in Economics in 1994 from The University of North Carolina at Greensboro, and a Master of Science in Project Management from Penn State University in 2012.

Nicole Kingsley Brunner has served as our Chief Marketing Officer since March 2018. Ms. Brunner has previously served as Manning & Napier’s Director of Marketing Strategy from March 2016 to August 2018, and as our Marketing Manager from May 2002 to March 2016. Ms. Brunner earned a Bachelor’s degree in Public Relations and Marketing Communication from Simmons College in 2002.

Ebrahim Busheri, having rejoined the Company in 2011, is a member of the Senior Research Group and was named Director of Investments in March 2015. Previously, Mr. Busheri worked as the Director of Investments at W.P. Stewart and as a Consultant for Heritage Capital. From 1988 to 2001, Mr. Busheri worked at Manning & Napier Advisors in various roles, including as a Director of Research. Mr. Busheri earned a Bachelor’s degree in Accounting & Economics from Muskingum College in 1986 and an M.B.A. in Finance from the University of Rochester in 1988. Mr. Busheri is also a Chartered Financial Analyst.

Aaron McGreevy has served as our Managing Director of Taft-Hartley Services since July 2016. Mr. McGreevy previously served as Manning & Napier’s Director of Taft-Hartley Services, Vice President and Portfolio Strategist, and Senior Risk Management Analyst. Prior to joining Manning & Napier in 2004, Mr. McGreevy served as an Investment Officer at Fifth Third Bank. Mr. McGreevy earned a Bachelor’s degree in Business Administration from the University of Findlay in 2002. Mr. McGreevy is also a Chartered Retirement Plan Specialist and an Accredited Asset Management Specialist.

Sarah C. Turner rejoined the Company in May 2018 to serve as the Company’s General Counsel and Corporate Secretary. Ms. Turner also serves as Chief Legal Officer of Manning & Napier Fund, Inc. Ms. Turner served as Counsel in the Securities and Capital Markets practice group at the law firm Harter Secrest & Emery from October 2017 to April 2018, and prior to that she served as Legal Counsel to the Company since 2010. Prior to joining the Company in 2010, Ms. Turner served as an Associate in the Real Estate practice group at Mayer Brown LLP. Ms. Turner earned a Bachelor’s degree in Political Science from Allegheny College in 2004 and her Juris Doctor from Fordham University School of Law in 2007.

Greg Woodard has served as our Managing Director of Wealth Management at Manning & Napier since 2019. In this role, he is a member of the Wealth Management Leadership Team and is responsible for the management of the Advisor teams which includes developing and executing a comprehensive distribution and client services strategy. From October 2016 to August 2019, Mr. Woodard served as Managing Director in the Company’s Portfolio Strategy Group, primarily responsible for maintaining consultant relations and providing field support for our client-facing teams. Prior to joining Manning & Napier in 2005, Greg worked in Institutional Sales & Trading at Bear, Stearns & Co. and held similar roles at JP Morgan Chase and UBS. Greg received his BS in Accounting from Villanova University and his MBA in Finance and International Management from the University of Rochester.

Richard S. Goldberg served as our Co-Chief Executive Officer from March 2018 to January 2019, joined our Board of Directors in June 2014, and has served as an advisor to Manning & Napier Advisors since 1998. Mr. Goldberg previously served as managing director and head of the North American Financial Institutions Group at Dresdner Kleinwort Wasserstein (formerly Wasserstein Perella), and vice president in Mergers and Acquisitions at Lazard. Mr. Goldberg is currently a faculty and board member of Columbia University’s School of International and Public Affairs since 2005 and 2009, respectively, as well as a Senior Advisor to Needham & Company, LLC from 2009 to 2018. Mr. Goldberg earned a Bachelor’s degree from Boston College in 1975 and an M.B.A. from University of Pennsylvania’s Wharton Business School in 1978.

Mr. Goldberg’s qualifications to serve on our Board of Directors include his more than 30 years of experience in the investment industry.

Barbara Goodstein joined our Board of Directors in November 2012. Ms. Goodstein has served as the Chief Executive Officer of BGreat since January 2018. Previously, she was the Chief Executive Officer and President of Tiger 21 Holdings from May 2015 through January 2018, and she served as the Chief Marketing Officer at Vonage from July 2012 through January 2015. Prior to joining Vonage, Ms. Goodstein held senior management positions at AXA Equitable, JP Morgan Chase, and Instinet.com. Ms. Goodstein currently serves on the board of directors of KushCo Holdings Inc. In addition, Ms. Goodstein served as a member of the board of directors of AXA Advisors from 2006 through 2010 and Chase Investor Services Corp. from 2001 through 2005. Ms. Goodstein earned a Bachelor’s degree from Brown University in 1981 and an M.B.A. from Columbia University School of Business in 1983.

Ms. Goodstein’s qualifications to serve on our Board of Directors include her extensive marketing experience in the financial services industry.

Robert Kopech joined our Board of Directors in June 2019. Mr. Kopech acted as Special Advisor to the Chief Risk Officer of The International Monetary Fund from 2014 to 2015. From 2011-2013, Mr. Kopech served as the Vice President and Group Chief Risk Officer at The World Bank Group. Mr. Kopech also served in various roles, including Vice Chairman, Managing Director, and Partner, throughout his tenure at Oliver Wyman from 1995 to 2010. From 1976 to 1995, Mr. Kopech worked in various roles at J.P. Morgan, starting as a lending officer and eventually becoming Senior Risk Manager for all Emerging Markets. Mr. Kopech is currently a faculty and board member of Columbia University’s School of International and Public Affairs since 2007 and 1998, respectively. Mr. Kopech earned a Bachelor’s degree from Drew University in 1973 and an M.B.A. and M.I.A. from Columbia University in 1976.

Mr. Kopech’s qualifications to serve on our Board of Directors include his extensive risk oversight and international investment experience along with his over 40 years of experience in the financial services industry.

Kenneth A. Marvald joined our Board of Directors in April 2017. For the past 24 years, Mr. Marvald has worked at Graywood Companies Inc., a global equity firm consisting of over 50 domestic and international operating companies across various sectors, where he oversees all legal affairs as Vice President & General Counsel. Mr. Marvald also serves on several boards, including The Summers Foundation, Education Success Network, and the Excellus Rochester Regional Advisory Board. Mr. Marvald received a B.A. in Political Science in 1984 from SUNY Binghamton, a J.D. in 1987 from SUNY Buffalo Law School and an LL.M. in 1988 from NYU Law School.

Mr. Marvald’s qualifications to serve on our Board of Directors include his over 30 years of experience in financial services law across the corporate finance, real estate, M&A, and tax sectors.

Edward J. Pettinella joined our Board of Directors in November 2011. From January 2004 through October 2015, Mr. Pettinella served as President, CEO and Director of Home Properties, Inc., a real estate investment trust that was traded on the NYSE and acquired, developed and operated apartment communities in the Northeast and Mid-Atlantic markets. Prior to joining Home Properties in 2001, Mr. Pettinella served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc. In addition, Mr. Pettinella held several management positions for Rochester Community Savings Bank, including Chief Operating Officer, Chief Financial Officer and Chief Investment Officer. Mr. Pettinella serves on the Board of Directors of Life Storage, Inc., a publicly traded real estate investment trust where he is the Chair of the Governance and Nominating Committee. Mr. Pettinella also serves on the Board of Directors of Royal Oak Realty Trust, a private non-traded real estate investment trust. Mr. Pettinella is also a member of the Syracuse University Board of Trustees, where he is the Vice Chair, serves on the Executive Committee and chairs the Audit and Risk Committee. Mr. Pettinella earned a B.S. in Business from SUNY Geneseo in 1973 and an M.B.A. in Finance from Syracuse University in 1976.

Mr. Pettinella’s qualifications to serve on our Board of Directors include his extensive, broad-based financial and leadership experience in the banking and real estate industries, including a multi-billion dollar financial services company.

There are no family relationships among the Company and any of its executive officers, directors, or nominees for director other than the current Chairman of our Board of Directors is the father-in-law of one of our current directors, Joel Domino. Mr. Manning and Mr. Domino are not standing for reelection at the Annual Meeting.

Set forth below is a list of the names, ages and positions of other current significant employees as of the date of this Proxy Statement.

Name	Age	Position(s)
Christian A. Andreach	47	Co-Head of Global Equities
Marc D. Tommasi	56	Chief Investment Strategist

Biographies of Significant Employees

Christian A. Andreach has served as the Co-Head of Global Equities of Manning & Napier Advisors since 2010 and as a member of its Senior Research Group since 2002. Mr. Andreach joined Manning & Napier Advisors in 1999. Mr. Andreach earned a Bachelor’s degree from St. Bonaventure University in 1995 and an M.B.A. from the University of Rochester in 1997. Mr. Andreach is a Chartered Financial Analyst.

Marc D. Tommasi has served as the Chief Investment Strategist of Manning & Napier Advisors since April 2016, the Co-Head of Global Equities since March 2015, as the Head of Global Investment Strategy of Manning & Napier Advisors from 2010 through 2014, and as a member of the Company’s Senior Research Group since 1989. Mr. Tommasi joined Manning & Napier Advisors in 1986. Mr. Tommasi earned a Bachelor’s degree from the University of Rochester in 1986.

CORPORATE GOVERNANCE

Board Meetings

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend all Board of Directors meetings and meetings of the committees of the Board of Directors on which they serve. During 2019, the Board of Directors held nine meetings. Each director attended at least 75% of the combined total number of meetings of the Board of Directors and each board committee of which he or she was a member.

Attendance of Directors at 2019 Annual Meeting of Stockholders

The Board of Directors encourages all of its members to attend its annual meeting of stockholders. Seven of the Company’s directors participated in the virtual 2019 annual meeting of stockholders.

Board Committees

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors, and our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters. Copies of these committee charters can be found under the “Investor Relations—Governance” section of the Company’s website at www.manning-napier.com and are available to any stockholder upon request in writing to the Company.

Audit Committee. Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including performing the following duties:

•

monitor the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

•

assume direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

•	provide a medium for consideration of matters relating to any audit issues; and

•	prepare the audit committee report that the rules require be included in our filings with the SEC.

As of the date of this Proxy Statement, Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella serve on the Audit Committee, and Mr. Pettinella serves as its chair. Our Board of Directors has determined that Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella each are financially literate and independent under the NYSE listing standards and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Pettinella is an “audit committee financial expert” within the meaning of the applicable rules of the SEC and the NYSE. The Audit Committee held six meetings in 2019.

Compensation Committee. Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The Compensation Committee may, in its discretion, delegate its authority to its chair or a subcommittee when it deems appropriate and in the best interests of the Company.

As of the date of this Proxy Statement, Ms. Goodstein and Messrs. George, Kopech, Marvald and Pettinella serve on the Compensation Committee, and Mr. Kopech currently serves as its chair. Our Board of Directors has determined that each of the Compensation Committee members is independent under the NYSE listing standards. The Compensation Committee held eleven meetings in 2019.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors, evaluates our Board of Directors and our management succession, develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics, and generally advises our Board of Directors on corporate governance and related matters.

As of the date of this Proxy Statement, Ms. Goodstein and Messrs. George, Kopech, Marvald and Pettinella serve on the Nominating and Corporate Governance Committee, and Ms. Goodstein serves as its chair. Our Board of Directors has determined that each of the Nominating and Corporate Governance Committee members is independent under the NYSE listing standards. The Nominating and Corporate Governance Committee held five meetings in 2019.

Director Independence

Our Board of Directors has determined that Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella are each considered to be “independent directors” within the meaning of the NYSE’s listing standards and under applicable law. The Company does not have separate criteria for determining independence different from the NYSE listing standards.

Our Board of Directors reviews periodically the relationships that each director or nominee has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Those directors or nominees whom the Board of Directors affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) as specified in the listing standards of the NYSE will be considered independent.

Board Leadership Structure and Factors Involved in Selecting Directors

Our Board of Directors and management believe that the choice of whether the Chairman of our Board of Directors should be an executive of the Company, or a non-executive or independent director, depends upon a number of factors, taking into account the candidates for the position and the best interests of the Company and its stockholders. Currently, Mr. Manning is our Chairman. Mr. Manning’s operating and leadership experience as an officer and director of Manning & Napier Advisors since it was founded, including in his role as the primary architect of its research and investment process, make him a compelling choice for Chairman. In addition, Mr. Manning is not an executive officer of the Company. We believe this separation of the Chairman and the position of Chief Executive Officer is appropriate for the Company at this time, allowing the Chairman to focus his attention on long-term strategic initiatives while the Chief Executive Officer focuses on both strategy development and the execution of such strategic initiatives, and on the day-to-day operations and performance of the Company. Accordingly, we believe that the Company currently does not require a lead independent director. Upon the conclusion of Mr. Manning’s term as director at the Annual Meeting, the Board of Directors intends to reevaluate who should serve as the Company’s chairperson.

When seeking candidates for election and appointment to the Board of Directors, our Nominating and Corporate Governance Committee will consider candidates that possess the integrity, leadership skills and competency required to direct and oversee our management in the best interests of our stockholders, clients, employees, communities we serve and other affected parties, and consider the competency of the Board of Directors as a whole. With respect to the six director nominees, the Nominating and Corporate Governance Committee focused on the information described in each of the Board of Directors members’ biographical information set forth above.

Stockholders may submit candidates for nomination to the Board of Directors in accordance with the procedures set forth in our Amended and Restated Bylaws. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as all other candidates.

To date, no stockholder nominations for director have been made nor have any stockholder recommendations for director been received by the Company.

Executive Sessions

Executive sessions of the Company’s non-management directors are held in conjunction with each regular Board of Directors meeting and may be held at other times as circumstances warrant.

Board’s Role in Risk Management Oversight

The Board of Directors oversees the process of risk management which may, from time to time, be delegated to a committee. Members of management at the Company who bear responsibility for the management and assessment of risk regularly communicate with the Board of Directors regarding the Company’s risk exposure and its efforts to monitor and mitigate such risks. Even when the oversight of a specific area of risk has been delegated to a committee, the full Board of Directors may maintain oversight over such risks through the receipt of reports provided by the committee to the full Board of Directors. In addition, if a particular risk is material, or where otherwise appropriate, the full Board of Directors may assume oversight over a particular risk, even if the risk was initially overseen by a committee. Our Board of Directors believes that its leadership structure described above facilitates its oversight of risk management because it allows the Board of Directors, working through its committees, to appropriately participate in the oversight of management’s actions.

The Company’s Audit Committee maintains initial oversight of risks related to the integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function) and the performance of the Company’s independent auditor.

The Company’s Compensation Committee maintains initial oversight of risks related to the Company’s compensation practices, including practices related to equity incentive programs, other executive or company-wide incentive programs and hiring and retention. The Compensation Committee also reviews the Company’s compensation programs periodically for consistency and overall alignment with corporate goals and strategies.

The Company’s operating subsidiaries maintain several committees to address risks that the Company has determined to be of material importance to necessitate ongoing monitoring, such as regulatory compliance, litigation, financial reporting, cybersecurity, human resources and vendor management. These committees oversee our cybersecurity risk management program and receive updates on our cybersecurity risk profile. The committees are each comprised of key members of senior management, who meet periodically throughout the year and escalate any material issues to the Company’s Board of Directors when appropriate.

Communications with the Board of Directors

Stockholders and all other interested parties may communicate with the Board of Directors, committees of the Board of Directors, and the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient(s), author, and state whether the author is a stockholder of the Company, and may be forwarded to the following address:

Manning & Napier, Inc.

290 Woodcliff Drive

Fairport, New York 14450

Attn: Corporate Secretary

Our Board of Directors has directed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Corporate Governance Guidelines

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

Our Board of Directors has adopted Corporate Governance Guidelines, which guide the Board of Directors in the performance of its responsibilities to serve the best interests of the Company and its stockholders, a copy of which is posted on the Company’s website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. We intend to disclose within four business days any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics, by posting that information on the Company’s website. Our Code of Business Conduct and Ethics is posted on the Company’s website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Hedging Policies

Our Board of Directors has adopted an Insider Trading and Confidentiality Policy Statement that applies to all of the Company’s directors, officers and employees. The purpose of this policy, in addition to addressing the treatment of material non-public information, is to address provisions in the Dodd-Frank Act that require disclosure of a company’s hedging policies. Our policy includes prohibitions on transactions in options on and short sales of Company stock by our directors, officers and employees. The policy specifically provides that entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of our stock owned by our directors, officers and employees is not permitted. Our Insider Trading and Confidentiality Policy Statement is posted on the Company’s website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and related narrative contain information regarding the compensation earned during the fiscal years ended December 31, 2019 and 2018 (if applicable) of our principal executive officer, the individuals acting in that capacity at any time during 2019, each of our two most highly compensated executive officers serving with us at December 31, 2019, other than our principal executive officer, and up to two individuals who would have been our most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at December 31, 2019. We refer to these individuals in this Proxy Statement as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation ($) (9)	Total ($)
Marc O. Mayer	2019	457,692		2,250,000	753,750		1,461,380	—	52,827	4,975,649
Chief Executive Officer

Jeffrey S. Coons	2019	168,718	(5)	—	—		—	—	5,506	174,224
Former Co-Chief Executive Officer and Former President (3)	2018	400,000		—	—		—	518,364	11,155	929,519

Charles H. Stamey	2019	126,538	(6)	—	—		—	42,655	9,700	178,893
Former Co-Chief Executive Officer and Former Managing Director of Sales and Distribution and Former Executive Vice President (3)	2018	300,000		—	137,816		—	1,085,310	11,155	1,534,281

Richard Goldberg	2019	495,000	(7)	—	23,025	(8)	—	—	14,601	532,626
Former Co-Chief Executive Officer, Senior Advisor and Director (3)	2018	748,500		—	156,670		—	—	10,505	915,675

Ebrahim Busheri	2019	425,000		—	240,340		—	1,420,000	34,301	2,119,641
Director of Investments	2018	425,000		—	221,375		—	1,453,754	9,855	2,109,984

Aaron McGreevy	2019	85,000		200,000	—		—	333,299	14,601	632,900
Managing Director of Institutional & Intermediary Sales

Thomas Anderson	2019	125,000		—	—		—	248,220	411,464	784,684
Former Managing Director, Intermediary Distribution (4)

(1)

Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the 2019 valuations, see Note 14 to the Consolidated Financial Statements, “Equity Based Compensation” which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	Represents non-equity incentive plan compensation amounts paid as described in “Narrative to the Summary Compensation Table-Non-Equity Incentive Plan Compensation.”
(3)

Upon the appointment of Mr. Mayer as Chief Executive Officer in January 2019, the Office of Chief Executive Officer and the services of Dr. Coons and Messrs. Stamey and Goldberg as Co-Chief Executive Officers were terminated. Dr. Coons was also removed from his role as President at such time.

(4)

Mr. Anderson resigned from the Company in June 2019. In recognition of his years of service, Mr. Anderson received severance in the amount of $381,710 and a health insurance stipend of $14,907, net of taxes of $5,936, resulting in a gross health insurance stipend payment of $20,843.

(5)

On January 30, 2019, Dr. Coons was terminated from his position as President of the Company, effective immediately, and was retained by the Company as a consultant through April 30, 2019, and received aggregate cash compensation of $133,333 for such period.

(6)

On January 30, 2019, Mr. Stamey retired from his position as Executive Vice President, effective immediately. Mr. Stamey remained with the Company in an advisory capacity following his retirement until April 30, 2019, and received aggregate cash compensation of $100,000 for the period.

(7)

Mr. Goldberg’s compensation did not change for a period of four months after the dissolution of the Office of the Chief Executive Officer. Beginning on June 1, 2019, Mr. Goldberg’s monthly compensation changed from $50,000 per month to $35,000 per month. Mr. Goldberg continues to serve as a senior advisor. In addition, Mr. Goldberg continues in his position as a member of the board of directors for no additional compensation.

(8)	Includes $23,025 which represents the stock award granted to Mr. Goldberg in 2019 for his prorated service as a member of the Board of Directors during fiscal 2018.
(9)

Represents the aggregate dollar amount of all miscellaneous compensation received by our named executive officers for 2019. The following table summarizes the Company’s contributions to the Company’s 401(k) and Profit Sharing Plan and contributions to the Health Retirement/Savings Account, and Other Compensation for each of our named executive officers for 2019:

Name	401(k) Profit Sharing and Matching Contributions	Health Retirement/Savings Account Contribution	Other Compensation		Total—All Other Compensation
Marc O. Mayer	$—	$1,842	$50,985	(10)	$52,827
Jeffrey S. Coons	$4,206	$1,300	$—		$5,506
Charles H. Stamey	$8,400	$1,300	$—		$9,700
Richard Goldberg	$12,001	$2,600	$—		$14,601
Ebrahim Busheri	$12,001	$1,300	$21,000	(11)	$34,301
Aaron McGreevy	$12,001	$2,600	$—		$14,601
Thomas Anderson	$7,611	$1,300	$402,553	(12)	$411,464

(10)

Pursuant to his employment agreement, Mr. Mayer is entitled to an annual reimbursement of up to $20,000 per year for travel expenses between New York, New York and Rochester, New York and a reimbursement up to $20,000 of relocation costs incurred in 2019 and $20,000 of legal expenses in connection with his employment agreement. The amounts above include $20,000 for the reimbursement of travel costs, $10,985 for the reimbursement of relocation costs and $20,000 for the reimbursement of legal expenses.

(11)

Mr. Busheri is a permanent resident of the state of Florida. Based on the job requirements of his role, he is required to travel regularly to the Company’s headquarters in Rochester, New York. In lieu of the Company reimbursing Mr. Busheri for individual meals and lodging while in Rochester, the Company contributes to the cost of renting an apartment in Rochester, New York.

(12)

Mr. Anderson resigned from the Company in June 2019. In recognition of his years of service, Mr. Anderson received severance in the amount of $381,710 and a health insurance stipend of $14,907, net of taxes of $5,936, resulting in a gross health insurance stipend payment of $20,843.

Dr. Coons and Mr. Stamey beneficially owned shares or other interests in Manning & Napier Group Holdings, LLC (“M&N Group Holdings”) during 2019, and received pro-rata cash distributions derived in part from the earnings of M&N Group Holdings in respect of their shares at the same time cash distributions are made on all shares of M&N Group Holdings. These distributions are not included in the compensation totals above.

Narrative to the Summary Compensation Table

Overview. Our compensation programs for our named executive officers are designed to meet the following objectives:

•	support our business strategy;

•

attract, motivate and retain top-tier professionals within the investment management industry by rewarding past performance and encouraging future contributions to achieve our strategic goals and enhance stockholder value;

•	link total compensation to individual, team and Company performance on both a short-term and a long-term basis;

•	align our named executive officers’ interests with those of our stockholders; and

•	be flexible enough so we can respond to changing economic conditions.

Our compensation programs for our named executive officers provide opportunities, predominantly contingent upon performance, which we believe have assisted our ability to attract and retain highly qualified professionals. In the past we have used, and we will likely use in the future, a combination of cash compensation programs and equity participation. We periodically evaluate the success of our compensation and equity participation programs in achieving these objectives and we expect that some of our policies and practices may change in order to enable us to better achieve these objectives.

Annual Salary. Our Compensation Committee reviews the annual salaries of our named executive officers. Base salaries are intended to provide our named executive officers with a degree of financial certainty and stability that does not depend on our performance. We consider it a baseline compensation level that delivers some current cash income to these executives. Pursuant to his employment agreement, Mr. Mayer receives an annual base salary of $500,000.

Annual Bonus. Pursuant to his employment agreement, Mr. Mayer received an aggregate $2,250,000 cash bonus in 2019.

Cash incentive compensation is a key part of the overall annual compensation for Mr. McGreevy. The cash bonus Mr. McGreevy earned in 2019 included both discretionary and performance-related metrics. In 2019, the discretionary component of Mr. McGreevy’s cash bonus was $200,000 based on the completion of agreed upon individual goals during the year.

Equity Based Compensation. Our 2011 Equity Compensation Plan (the “2011 Equity Plan”) permits the grant or issuance of a variety of equity awards of both Manning & Napier, Inc. and of Manning & Napier Group. In determining the equity awards to be granted to our named executive officers, we have taken, and in the future intend to take, into account the following factors:

•	the value of such awards;

•	the named executive officer’s level of current and potential job responsibility; and

•	our desire to retain the named executive officer over the long term.

Pursuant to his employment agreement, upon Mr. Mayer’s employment and appointment as Chief Executive Officer on January 30, 2019, he was granted under the 2011 Equity Plan a total of 375,000 restricted stock units (“RSUs”) and options to purchase up to 3,500,000 shares of our Class A common stock at an exercise price of $2.01 per share. The RSUs will convert to shares of our Class A common stock on a one-for-one basis. The RSUs are subject to time vesting, with one-third of such RSUs having vested on each of January 30, 2019 and December 31, 2019, and with one-third of such shares vesting on December 31, 2020. The option to purchase up to 500,000 shares of our Class A common stock is subject to time vesting (“TSOs”) and one-third of these TSOs will vest on each of January 1, 2020, 2021, and 2022. The option to purchase up to 3,000,000 shares of our Class A common stock is subject to the achievement of specified performance-vesting criteria (“PSOs”) and will vest in installments only if the closing price per share of our Class A common stock as reported on the NYSE exceeds a certain threshold for 20 consecutive days prior to the specified date. For additional information on the performance-vesting criteria, see the “Outstanding Equity Awards at Fiscal Year End” table below. The TSOs and PSOs, to the extent not previously exercised, shall terminate at the close of business on the fourth anniversary of the applicable vesting date.

Mr. Busheri received an equity award of 85,227 RSUs issued under the 2011 Equity Plan based on fiscal 2018 performance that will convert to shares of our Class A common stock on a one-for-one basis. The RSUs are subject to time vesting. One-third of the RSUs vested on December 31, 2019, and one-third of the RSUs will vest on each of December 31, 2020 and December 31, 2021.

With the exception of the RSUs and TSOs granted to Mr. Mayer, equity granted under the 2011 Equity Plan during 2019 is not subject to accelerated vesting upon termination of employment, but may be subject to accelerated vesting upon a change in control, as defined in the 2011 Equity Plan. Mr. Mayer’s RSUs will vest in full upon his termination due to death or disability or without cause or for good reason, and his TSOs will vest in full upon the closing of a change in control of the Company on or after January 1, 2020 and before January 1, 2023.

Non-Equity Incentive Plan Compensation. Cash incentive compensation is a key part of the overall annual compensation for Messrs. Busheri, McGreevy and Anderson. The 2019 non-equity incentive compensation for Mr. Busheri was based on the investment returns of the Company’s assets under management over the one- and three-year time horizons, representing the time period Mr. Busheri has held the role of Director of Investments. In 2019, Mr. McGreevy’s non-equity incentive compensation was based on the new business and total assets under management for the Company’s Taft-Hartley business. Mr. McGreevy earned incentive compensation rates ranging from 3%—10% on first year revenues from new Taft-Hartley business, and earned rates ranging from 0.8%—1.8% on total Taft-Hartley revenues (excluding first year revenues paid at the higher rate). Mr. McGreevy’s non-equity incentive compensation for 2019 was $333,299. Mr. Anderson’s non-equity incentive compensation was based on the business related to the intermediary and platform/sub-advisory channels. Mr. Anderson’s non-equity incentive compensation included 0.005% on total assets under management within our intermediary channel, a 0.05% incentive on gross client inflows from our platform/sub-advisory channel, and incentive rates of 30% of first year revenues and 5% on ongoing revenue for accounts that he serviced directly. Mr. Stamey’s non-equity incentive compensation included a cash bonus based on the sales and service commissions generated by the Company’s sales force in fiscal 2018.

Retirement Benefits. We maintain a contributory defined contribution retirement plan for all employees, and match up to 50% of each employee’s contributions, not to exceed 3% of their total compensation during the year ended December 31, 2019 (other than catch-up contributions by employees age 50 and older) up to an annual limitation as determined by the IRS. In addition, we may make an annual discretionary profit sharing contribution, subject to certain limitations.

Employment Agreements

We entered into an employment agreement with Mr. Mayer on January 30, 2019. In addition to the annual salary, annual bonus, and equity based compensation describe above, Mr. Mayer is eligible for an annual cash performance bonus. In 2020, the amount of Mr. Mayer’s bonus will be based on our pretax operating income, investment performance and achievement of strategic initiatives. The target bonus amount in 2020 is (1) $2.25 million if our operating revenue for 2020 is less than $180 million or (2) $2.5 million if our operating revenue for 2020 is equal to or greater than $180 million. The maximum payout based on 2020 performance is $3.4 million. Mr. Mayer is eligible for the 2020 bonus if he remains employed with the Company through December 31, 2020. In 2021 and subsequent years, the amount of Mr. Mayer’s bonus will be based on the achievement of performance criteria to be determined by the Compensation Committee prior to the start of such year. The target bonus amount in 2021 and subsequent years will be (1) no less than $2.25 million, provided our operating revenue for the preceding year is at least $180 million or (2) an appropriate amount to be determined by Mr. Mayer and the Compensation Committee if our operating revenue for the preceding year is less than $180 million. Mr. Mayer is eligible for the bonus in years after 2020 if he remains employed with the Company through the applicable payment date.

Pursuant to Mr. Mayer’s employment agreement, if his employment is terminated due to his death or disability, and subject to certain restrictions, his estate or he will be eligible to receive (1) his base salary, reimbursement of expenses and other benefits to which he would be entitled through the termination date; (2) immediate vesting of any unvested RSUs; and (3) a pro rata portion of the target annual cash bonus in the year his employment is terminated. If Mr. Mayer is terminated without cause or resigns with good reason, he will be eligible to receive the compensation discussed above in addition to an aggregate of $5 million in severance payments paid over the two-year period following the termination or resignation, provided he executes and does not revoke a general release and waiver of all claims. If Mr. Mayer’s employment is terminated due to his disability, then for the period of time during which his disability continues, he may continue to participate in certain of the employee benefit plans in which he participated immediately prior to his removal.

In addition, if Mr. Mayer is terminated without cause or resigns for good reason after January 1, 2020 and a change in control occurs within 12 months, the Company will pay Mr. Mayer the cash equivalent of the number of TSOs that would have vested had he remained employed through the date of the change in control multiplied by the excess of the value of a share of our Class A common stock in the change in control transaction over the exercise price of the TSOs.

If Mr. Mayer is terminated for cause or Mr. Mayer resigns without good reason, he will be eligible to receive his base salary, reimbursement of expenses and other benefits to which he would be entitled through the termination date, and he will forfeit his unvested RSUs, TSOs, and PSOs and any unpaid annual cash bonuses.

Pursuant to Mr. Mayer’s employment agreement, during and for a two-year period following termination of employment, (1) Mr. Mayer may not, without the written consent of the Company, directly or indirectly (a) persuade or encourage, or attempt to do so, any customer, client, or affiliate of the Company or an affiliate to cease doing business with the Company or an affiliate or to compete with the Company or an affiliate, or (b) solely with respect to clients or customers for whom the Company or an affiliate is a provider of investment management services with respect to 50% or more of the client’s or customer’s assets under management, do business with such customer, client or affiliate, (2) Mr. Mayer may not compete with the Company in the territories served, or contemplated to be entered by, the Company or its affiliates, and (3) Mr. Mayer may not, without the written consent of the Company, directly or indirectly employ or contract any person who then is or has been an employee of or consultant to the Company or its affiliates within one year prior to such date of termination and with whom Mr. Mayer has material contact. Mr. Mayer must also forever hold in a fiduciary capacity for our benefit all secret and confidential information obtained by him and may not, without the written consent of the Company or as required by law, disclose such information to anyone other than the Company and those designate by the Company.

During 2019, Manning & Napier Advisors was party to employment agreements with each of Dr. Coons and Messrs. Stamey, Busheri, McGreevy and Anderson, which provide for at-will employment for each of them. While these agreements do not provide compensation terms or duration of employment, such agreements include restrictive covenants concerning competition with us and solicitation of our employees and clients. Pursuant to such agreements, for a two-year period following termination of employment, (1) the former employee may not, without the written consent of Manning & Napier Advisors, do business with a person or entity known to such employee to be, or known to have been, a client of Manning & Napier Advisors at the time of such employee’s employment, (2) the former employee may not compete with Manning & Napier Advisors in the territories covered by such person, and (3) with respect to Mr. Busheri, the former employee shall notify Manning & Napier

Advisors of all business activities to enable Manning & Napier Advisors to evaluate compliance with (1) and (2). In addition, with respect to Mr. Busheri, for a five-year period following termination of employment, he may not, without the written consent of Manning & Napier Advisors, employ or contract any person who then is or has been an employee of or consultant to Manning & Napier Advisors within two years prior to such date of termination. With respect to Dr. Coons and Messrs. Stamey, McGreevy and Anderson, the former employee may not, without written consent of Manning & Napier Advisors, employ or contract any person who then is or has been an employee of our consultant to Manning & Napier Advisors within five years prior to such date of termination. In addition to these employment agreements, Dr. Coons and Mr. Stamey are each subject to similar non-compete and non-solicitation covenants as part of the shareholder agreements with the Manning and Napier Companies.

Mr. Anderson resigned from the Company in June 2019. In recognition of his years of service, Mr. Anderson received a severance payment in the amount of $381,710 and a health insurance stipend of $14,907, net of taxes of $5,936, resulting in a gross health insurance stipend payment of $20,843.

Determination of Compensation and Role of Directors and Executive Officers in Compensation Decisions

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our named executive officers. For a discussion of the Compensation Committee’s role and responsibility, see “Corporate Governance—Board Committees—Compensation Committee” included earlier in this Proxy Statement. Our Chief Executive Officer also works with the Compensation Committee and the Board of Directors to set the compensation of the named executive officers other than themselves. Our Compensation Committee, with the oversight of the Board of Directors, has the delegated authority for: (1) overseeing our compensation policies and programs and setting the compensation of our Chief Executive Officer and our Chairman in 2019, (2) reviewing our achievements as a company and the achievements of our named executive officers, and (3) providing input and guidance to our Chief Executive Officer in the determination of the specific type and level of compensation of our other named executive officers and the rest of the senior management team.

Role of Independent Compensation Consultant

Our Compensation Committee is responsible for determining the compensation of our named executive officers. During 2019, McLagan provided the Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends in those industries generally. McLagan provides guidance and assistance to the Compensation Committee as it makes its compensation decisions, either directly to the full Compensation Committee or through conversations with the Committee’s chairman. McLagan has not provided any services to the Company other than those it provided to the Compensation Committee in its role as independent consultant. We, from time to time, will review our relationship with McLagan and reaffirm its appointment as our independent consultant.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards as of December 31, 2019 for our named executive officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Marc O. Mayer	—	—	—	N/A	N/A		125,000	(15)	$217,500
	—	166,666	—	$2.01	1/1/2024	(2)	—		$—
	—	166,666	—	$2.01	1/1/2025	(3)	—		$—
	—	166,668	—	$2.01	1/1/2026	(4)	—		$—
	—	—	400,000	$2.01	Varies	(5)	—		$—
	—	—	289,000	$2.01	Varies	(6)	—		$—
	—	—	289,000	$2.01	Varies	(7)	—		$—
	—	—	289,000	$2.01	Varies	(8)	—		$—
	—	—	289,000	$2.01	Varies	(9)	—		$—
	—	—	289,000	$2.01	Varies	(10)	—		$—
	—	—	289,000	$2.01	Varies	(11)	—		$—
	—	—	289,000	$2.01	Varies	(12)	—		$—
	—	—	289,000	$2.01	Varies	(13)	—		$—
	—	—	288,000	$2.01	Varies	(14)	—		$—

Jeffrey S. Coons	—	—	—	N/A	N/A		—		$—

Charles H. Stamey	—	—	—	N/A	N/A		—		$—

Richard Goldberg	—	—	—	N/A	N/A		—		$—

Ebrahim Busheri	—	—	—	N/A	N/A		22,916	(15)	$39,874
	—	—	—	N/A	N/A		56,818	(16)	$98,863

Aaron McGreevy	—	—	—	N/A	N/A		51,481	(17)	$89,577
	—	—	—	N/A	N/A		10,000	(18)	$17,400

Thomas Anderson	—	—	—	N/A	N/A		—		$—

(1)

Amount shown is determined by multiplying the closing sales price of our Class A common stock as of December 31, 2019, which was $1.74 per share as reported on the New York Stock Exchange, by the number of shares or units that have not vested.

(2)	These options vested on January 1, 2020.
(3)	These options vest on January 1, 2021 subject to Mr. Mayer’s continued employment through such date.
(4)	These options vest on January 1, 2022 subject to Mr. Mayer’s continued employment through such date.
(5)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $3.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2021. These options expire on the fourth anniversary of the vesting date.

(6)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $3.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2021. These options expire on the fourth anniversary of the vesting date.

(7)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $4.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2022. These options expire on the fourth anniversary of the vesting date.

(8)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $4.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2022. These options expire on the fourth anniversary of the vesting date.

(9)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $5.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2023. These options expire on the fourth anniversary of the vesting date.

(10)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $5.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2023. These options expire on the fourth anniversary of the vesting date.

(11)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $6.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2024. These options expire on the fourth anniversary of the vesting date.

(12)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $6.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2024. These options expire on the fourth anniversary of the vesting date.

(13)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $7.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2025. These options expire on the fourth anniversary of the vesting date.

(14)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $7.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2025. These options expire on the fourth anniversary of the vesting date.

(15)	The RSUs will vest on December 31, 2020.
(16)	The RSUs will vest in two equal installments on each of December 31, 2020 and December 31, 2021.
(17)	The RSUs will vest in installments of 25,740 and 25,741 on December 3, 2020 and December 3, 2021, respectively.
(18)	The restricted stock awards will vest in two equal installments on each of April 16, 2020 and April 16, 2021.

Director Compensation

In fiscal year 2019, except for Mr. Manning, compensation for our non-employee directors included an annual cash retainer of $95,000, an annual cash retainer of $15,000 for the chairs of our Audit Committee and Compensation Committee (prorated for the time period served as director in 2019 by each of Messrs. Rosenberger and Kopech), an annual cash retainer of $5,000 for the chair of our Nominating & Governance Committee, and a $95,000 equity grant in 2019 to reflect their service for fiscal year 2018. The value of the equity grant included in the table below may differ as it represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board of Directors, committee and stockholder meetings, or other Company related business, including reasonable out-of-pocket expenses for travel, meals and lodging. We reserve the right to change the manner and amount of compensation to our non-employee directors at any time.

Directors who are also employees of the Company did not receive any compensation for their service as directors while employed by the Company during the year ended December 31, 2019, except that Mr. Manning receives $1 compensation for his service as a director. The Company also makes a contribution to the Health/Retirement/Savings Account and pays for tax compliance services on his behalf.

The following table sets forth information concerning non-employee director compensation during the year ended December 31, 2019. Refer to the “Summary Compensation Table” above for compensation earned by Mr. Goldberg in fiscal 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All other compensation		Total ($)
Joel Domino	95,000	120,062	—		215,062
Edward George	95,000	120,062	—		215,062
Barbara Goodstein	100,000	120,062	—		220,062
Robert Kopech	60,700	—	—		60,700
William Manning	1	—	30,475	(2)	30,476
Kenneth A. Marvald	95,000	120,062	—		215,062
Edward J. Pettinella	110,000	120,062	—		230,062
Geoffrey Rosenberger	49,600	120,062	—		169,662

(1)

Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the 2019 valuations, see Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	In 2019, the Company paid $27,875 of tax compliance services on behalf of Mr. Manning and made a contribution of $2,600 to the Health/Retirement/Savings Account.

Mr. Manning beneficially owns shares and other interests in M&N Group Holdings and Manning & Napier Capital Company, LLC (“MNCC”), and receives pro-rata distributions derived in part from the earnings of those companies in respect of his shares and other interests at the same time cash distributions are made on all shares or other interests in those companies. These distributions are not included in his compensation total above.

Equity Compensation Plan Information

The following table shows information as of December 31, 2019 about shares of our Class A common stock authorized for issuance under the 2011 Equity Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	4,292,901	(1)	$2.01	(2)	6,093,377	(3)
Equity compensation plans not approved by security holders	62,034,200	(4)	$—	(5)	—

Total	66,327,101		$—		6,093,377

(1)

Represents shares of our Class A common stock issuable upon the vesting of restricted stock units (“RSUs”) and the vesting and exercise of stock options granted under the 2011 Equity Plan. As of December 31, 2019, the Company had 792,901 outstanding RSUs and 3,500,000 outstanding options to purchase shares of Class A common stock.

(2)	Represents weighted-average exercise price of outstanding stock options as of December 31, 2019. There is no exercise price associated with the RSUs outstanding at December 31, 2019.
(3)	Represents equity interests available for future issuance under the 2011 Equity Plan as of December 31, 2019.
(4)

Represents units of Manning & Napier Group which were exchangeable for shares of our Class A common stock as of December 31, 2019. For a description of material terms, see “Certain Relationships and Related Party Transactions—Related Party Transactions—Exchange Agreement” below.

(5)	No additional consideration is payable in connection with the exchange of units of Manning & Napier Group for shares of our Class A common stock.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 13, 2020 with respect to:

•	each person known to us to own beneficially more than 5% of any class of our outstanding shares;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our directors and executive officers as a group.

The information as to the number of shares beneficially owned by the individuals and entities listed below is derived from reports filed with the SEC by such persons and Company records. In accordance with the rules and regulations of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of April 13, 2020. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock. For more information regarding our principal stockholders and the relationship they have with us, see “Certain Relationships and Related Party Transactions.” Unless otherwise indicated, the address for each stockholder listed below is c/o Manning & Napier, Inc., 290 Woodcliff Drive, Fairport, New York 14450.

	Class A common stock (1)
Beneficial Owner	Number of Shares Beneficially Owned (#) (2)	Percent of Shares Beneficially Owned (%) (2)
Executive Officers and Directors
Marc Mayer (3)	453,113	2.8%
Jeffrey S. Coons	21,275	*
Charles H. Stamey	48,660	*
Richard S. Goldberg	145,137	*
Ebrahim Busheri	97,840	*
Aaron McGreevy	53,081	*
Thomas Anderson	—	*
William Manning	13,000	*
Joel Domino	113,378	*
Edward George	111,649	*
Barbara Goodstein	164,411	1.0%
Robert Kopech	29,031	*
Kenneth A. Marvald	117,529	*
Edward J. Pettinella	525,881	3.2%
All executive officers and directors as a group (19 persons)	1,965,580	12.1%
5% Stockholders
RMB Capital Holdings, LLC (4)	1,460,120	9.0%
Renaissance Technologies LLC (5)	1,218,699	7.5%
The Vanguard Group (6)	912,966	5.6%

*	Less than 1%.
(1)	Each share of our Class A common stock is entitled to one vote per share.
(2)

As of April 13, 2020, there were 16,275,359 shares of our Class A common stock outstanding. The percentage of beneficial ownership as to any person as of that date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days of such date, by the sum of the number of shares outstanding as of the date plus the number of shares as to which the person as the right to acquire voting or investment power as of or within 60 days of such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(3)	Number of shares beneficially owned includes 166,666 presently exercisable stock options.
(4)

Information obtained from a Schedule 13G/A filed with the SEC on February 14, 2020 by RMB Capital Holdings, LLC, RMB Capital Management, LLC, RMB Mendon Managers, LLC and Mendon Capital Advisors Corp.,115 S. LaSalle Street, 34th Floor, Chicago, IL 60603. According to the Schedule 13G/A: (i) RMB Capital Holdings, LLC beneficially owns and has shared voting and dispositive power over 1,460,120 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, (ii) RMB Capital Management, LLC beneficially owns and has shared voting and dispositive power over 1,460,120 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, (iii) RMB Mendon Managers, LLC beneficially owns and has shared voting and dispositive power over 606,242 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, and (iv) Mendon Capital Advisors Corp. beneficially owns and has shared voting and dispositive power over 853,878 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock.

(5)

Information obtained from a Schedule 13G/A filed with the SEC on February 13, 2020 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, 800 Third Avenue, New York, NY 10022. According to the Schedule 13G/A, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation beneficially own and has sole voting and dispositive power over 1,218,699 shares of our Class A common stock, and shared voting and dispositive power over zero shares of our Class A common stock.

(6)

Information obtained from a Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G, The Vanguard Group, beneficially owns 912,966 shares of our Class Stock, has sole dispositive power over 908,704 shares of our Class A common stock, has sole voting and shared dispositive power of 4,262 shares of our Class A common stock, and shared voting power of zero shares of our Class A common stock.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for our fiscal year ending December 31, 2020. Stockholders are being asked to ratify the action of the Audit Committee.

PwC has been our independent auditor since 2007, and no relationship exists other than the usual relationship between an auditor and its client. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions by stockholders and will have the opportunity to make a statement if the representatives desire to do so.

If our stockholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee may, but is not required to, reconsider whether to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2020 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees for professional services rendered by the Company’s independent registered public accounting firm, PwC, in each of the last two years.

	Year Ended December 31,
Fee Category	2019	2018
Audit Fees (1)	$1,127,100	$1,189,164
Audit-Related Fees (2)	2,200	2,200
Tax Fees	—	—
All Other Fees (3)	1,077,950	2,700

Total Fees (4)	$2,207,250	$1,194,064

(1)

Audit fees consist of fees and expenses for professional services provided in connection with the annual audit of our consolidated financial statements, services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, and the annual audits of the financial statements of the Exeter Trust Company collective investment trusts.

(2)	Audit-related fees consist of fees for the performance of audits and attest services not required by statute or regulations.
(3)

In 2019, as part of the Company’s initiative to advance its digital transformation, PwC assisted the Company in its digital capability assessment, including defining its operational model and associated technology platform, and assistance with third-party vendor reviews. Fees, including expenses, in 2019 for this were $1,075,250. In 2019 and 2018, All Other Fees also consist of procurement of an on-line accounting research tool and financial statement disclosure checklist offered by PwC to its clients.

(4)

PwC also provides audit and tax services to the mutual funds we manage. Fees for these services were approximately $816,800 and $902,618 for audit fees in 2019 and 2018, respectively, and $433,610 and $272,853 for tax services in 2019 and 2018, respectively. The tax services provided consisted primarily of tax compliance and related services for the mutual funds. The fees for these services are not included in this table as they were not provided to us or our consolidated subsidiaries.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered public accounting firm. The Audit Committee will annually review and pre-approve the audit, review and any non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. The Audit Committee may also designate a member of management to monitor the performance of all services provided by the independent registered public accounting firm and report his or her findings to the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any filings of Manning & Napier, Inc. under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent registered public accounting firm, PwC, is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee has also discussed with PwC matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Pursuant to the requirements of the Public Company Accounting Oversight Board, the Audit Committee has also received and reviewed the written disclosures and the letter from PwC, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee

    Edward J. Pettinella, Chairman

    Barbara Goodstein

    Robert Kopech

    Kenneth A. Marvald

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to vote on an advisory resolution to approve the executive compensation of our named executive officers. Accordingly, stockholders will vote on approval of the following resolution at the 2020 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, including the compensation tables and the related narrative disclosure set forth pursuant to Item 402 of Regulation S-K in this Proxy Statement.

As described in detail under the “Narrative to the Summary Compensation Table” section, our compensation programs for our named executive officers are designed to meet our objectives of supporting our business strategy, attracting, motivating and retaining top-tier professionals within the investment management industry, linking total compensation to individual, team and Company performance on both a short-term and a long-term basis, aligning our named executive officers’ interests with those of our stockholders, and being flexible enough to respond to changing economic conditions. We provide a combination of the following elements of compensation to our named executive officers: (1) base salary; (2) annual bonus; (3) equity based compensation; (4) retirement benefits; and (5) limited benefits and perquisites.

While our Board of Directors and Compensation Committee intend to carefully consider the outcome of the vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2021 annual meeting of stockholders.

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE COMPENSATION COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4—APPROVAL OF THE COMPANY’S 2020 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the adoption of the Manning & Napier, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). Our Compensation Committee approved and adopted the 2020 Plan on April 21, 2020, subject to stockholder approval. The 2020 Plan is now being submitted to our stockholders for their approval.

The 2020 Plan will become effective upon stockholder approval, and no awards may be granted under the 2020 Plan after the date that is 10 years from the date the 2020 Plan was last approved by our stockholders.

If approved, the 2020 Plan will replace the Company’s 2011 Equity Compensation Plan (the “2011 Plan”).

The closing stock price of a share of the Company’s Class A common stock as reported on the New York Stock Exchange on April 13, 2020, our record date, was $2.58.

Highlights of the 2020 Plan and Best Practices

2020 Plan does…

•	Provide for a minimum one-year vesting period subject to certain limited exceptions

•	Subject the payment of dividends and dividend equivalents on an award to the vesting of the award

•	Contain limits on the number of shares that may be granted to any employee or consultant in a year

•	Contain limits on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year

•	Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture or cancellation of awards

•	Provide for the forfeiture/clawback of awards under certain circumstances

2020 Plan does NOT…

•	Permit single-trigger vesting on a change in control (except where an acquirer does not assume outstanding awards)

•	Permit liberal share recycling

•	Permit the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval

•	Permit the grant of stock options or stock appreciation rights with below-market exercise prices

•	Permit excise tax gross-ups

•	Contain any “evergreen” provisions that automatically add shares to the plan reserve

•	Permit the grant of reload stock options

•	Permit “net share counting” upon the exercise of stock options and stock appreciation rights

•	Permit the recycling of shares underlying awards that are settled in cash

Description of the 2020 Plan

The full text of the 2020 Plan is attached to this proxy statement as Exhibit A. The principal terms of the 2020 Plan are described below, but the description is qualified in its entirety by reference to the 2020 Plan itself. In the event of a conflict between the description and the terms of the 2020 Plan itself, the terms of the 2020 Plan will govern. The 2020 Plan will not become effective unless approved by our stockholders.

Purpose

The purpose of the 2020 Plan is to promote stockholder value and our future success by providing appropriate retention and performance incentives to employees and non-employee directors of the Company or its affiliates, and any other individuals who perform services for the Company or its affiliates.

Administration

Except as noted below, the 2020 Plan will be administered by the Compensation Committee (the “Committee”) of the Board. Under the 2020 Plan, each member of the Committee is required to be, and currently is:

•	a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act of 1934; and

•

a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the exchange on which the Company’s shares of Class A common stock are traded.

The Committee will have the authority to select the employees and other individuals (other than non-employee directors) to receive awards under the 2020 Plan, to determine the type, size and terms of the award to be made to each individual selected, to determine the time when awards will be granted, to establish performance objectives, and to prescribe the form of award agreement. The Committee is also authorized to interpret the 2020 Plan and the awards granted under the 2020 Plan, to establish, amend and rescind any rules and regulations relating to the 2020 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2020 Plan. The Committee may authorize any one or more of its members or any officer of the Company or any affiliate to execute and deliver documents or to take any other action on behalf of the Committee with respect to awards made or to be made to participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

The Board has all the powers otherwise vested in the Committee by the terms of the 2020 Plan in respect of awards granted to non-employee directors.

Notwithstanding the foregoing, except for permitted adjustments in connection with a corporate transaction or recapitalization, neither the Committee nor the Board may reprice, adjust or amend the exercise price of stock options or stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. A stock option or stock appreciation right may not be surrendered in consideration of, or exchanged for cash, other awards or a new stock option or stock appreciation right having an exercise price below that of the surrendered or exchanged stock option or stock appreciation right, unless the exchange occurs in connection with a corporate transaction or is approved by the stockholders of the Company. Any amendment or repeal of the prohibition against repricing, surrender or exchange requires the approval of the stockholders of the Company.

Eligible Participants

Employees and non-employee directors of the Company or its affiliates, and other individuals who perform services for the Company or any of its affiliates, are eligible to receive awards under the 2020 Plan. As of April 13, 2020, approximately 300 persons, including eight executive officers, six non-employee directors and approximately 286 other individuals may be considered for awards under the 2020 Plan.

No award of stock options or restricted stock, and no issuance of shares upon exercise of a stock option or settlement of any restricted stock unit or other stock-based award, may be made to an individual who has committed any act which could serve as a basis for (i) denial, suspension or revocation of the registration of any investment adviser, including affiliates of the Company, under Section 203(e) of the Investment Advisers Act of

1940, or for disqualification of any investment adviser, including affiliates of the Company, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940, (ii) precluding the Company or its affiliates from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974, or (iii) precluding the Company or its affiliates from qualifying as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Exemption 84-14.

Neither the Committee nor the Board has made any decisions with respect to the individuals who may receive awards under the 2020 Plan after June 10, 2020 or the amount or nature of future awards. It is contemplated that any annual equity grant to non-employee directors and any new non-employee director would be made under the 2020 Plan. See “Executive Compensation—Director Compensation.”

Authorized Shares

The maximum number of shares available for grant and issuance under the 2020 Plan will be (a) 3,300,000, plus (b) 6,093,377, the number of shares available for issuance under the 2011 Plan on December 31, 2019, plus (c) any shares of Class A common stock that are subject to awards granted under the 2011 Plan that expire, are forfeited or canceled or terminate for any other reason on or after January 1, 2020 without the issuance of shares (other than shares used to pay the exercise price of a stock option under the 2011 Plan and shares used to cover the tax withholding of the award under the 2011 Plan), minus (d) the number of shares of Class A common stock granted under the 2011 Plan on or after January 1, 2020 and before June 10, 2020.

Shares available for re-issuance under the 2020 Plan:

•	Shares underlying awards that are forfeited, canceled, expired or otherwise terminated without the issuance of shares.

Shares not available for re-issuance under the 2020 Plan:

•	Shares delivered to, or retained by the Company, in payment of the exercise price of a stock option;

•	Shares delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an award;

•	Shares covered by a stock-settled award such as a stock appreciation right that were not issued upon the settlement of the award; and

•	Shares repurchased on the open market with the proceeds from the payment of the exercise price of a stock option.

Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Shares issued under the 2020 Plan may come from newly issued, treasury or reacquired shares, or any combination thereof.

Types of Awards

The 2020 Plan allows for the granting of the following types of awards:

•	Stock options (both incentive stock options and non-qualified stock options);

•	Stock appreciation rights;

•	Restricted stock;

•	Restricted stock units;

•	Other stock-based awards; and

•	Performance grants.

Each award granted under the 2020 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 2020 Plan.

Stock Options. A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) non-qualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Only employees of the Company and its affiliates may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by the Company or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. The exercise price may be payable either in (1) cash, (2) if permitted by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares, (3) if permitted by the Committee, by tendering shares previously acquired, (4) if permitted by the Committee, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price, or (5) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by the Company or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant; and (b) the expiration date shall be no later than 10 years from the date of grant.

Restricted Stock. Restricted stock is an award of shares that is subject to vesting conditions. Prior to the expiration of the vesting period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the 2020 Plan and award agreement.

Restricted Stock Units. A restricted stock unit is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash or other property.

Other Stock-Based Awards. An other stock-based award is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock unit. Other stock-based awards may be settled in cash, shares or other property.

Performance Grants. A performance grant is a right to receive cash, shares or other property if the terms and conditions of the performance grant are satisfied. Performance grants include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards that are subject to performance vesting conditions. Performance objectives may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following:

•

earnings, including operating income, economic income, economic net income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

•	pre-tax income or after-tax income;

•	earnings per common share (basic or diluted);

•	operating profit;

•	revenue, revenue growth or rate of revenue growth;

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	returns on sales or revenues;

•	operating expenses;

•	stock price appreciation;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	implementation or completion of critical projects or processes;

•	economic value created;

•	cumulative earnings per share growth;

•	operating margin or profit margin;

•	common stock price or total stockholder return;

•	cost targets, reductions and savings, productivity and efficiencies;

•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;

•

personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions;

•	such other performance objectives determined by the Committee in its sole discretion; and

•	any combination of any of the foregoing.

Performance may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, Manning & Napier Group, LLC or an affiliate, or a division or strategic business unit of the Company or Manning & Napier Group, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, or other pre-established target or designated comparison group, all as determined by the Committee. Performance goals may include a threshold level of performance below which no payment will be made or no vesting will occur, levels of performance at which specified payments will be made or specified vesting will occur, and a maximum level of performance above which no additional payment will be made or at which full vesting will occur.

Dividend Equivalents. Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. However, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents may be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.

Award Limits

Non-Employee Director Award Limits. The aggregate maximum fair market value (determined as of the date of grant) of the shares granted under the 2020 Plan in a calendar year in respect of services as a non-employee director may not exceed $120,000, and the maximum amount that may be paid in a calendar year to any non-employee director in property other than shares (including cash) in respect of services as a non-employee director may not exceed $135,000.

Employee and Consultant Award Limits. The maximum number of shares that may be granted to any employee or consultant during any one calendar year under all awards is 650,000.

Minimum Vesting Periods. All awards must be subject to a minimum vesting period of at least one year, except:

•	up to a maximum of five percent of the number of shares available under the 2020 Plan may be issued without regard for any minimum vesting period;

•

in the event of the death, disability or retirement of the participant, or involuntary termination other than for cause of the participant’s service, or in connection with a change in control of the Company; and

•	for awards assumed or granted in substitution for outstanding awards of a company acquired by the Company or any affiliate.

Transferability

A participant’s rights in an award may be assigned or transferred only in the event of death.

Tax Withholding

The exercise or payment of awards and the issuance of shares under the 2020 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. In accordance with rules established by the Committee, the required tax withholding obligations may be settled in cash, or with shares, including shares that are part of the award that gives rise to the withholding requirement.

Anti-Dilution of Our Stockholders

The Company, as managing member of Manning & Napier Group, shall cause Manning & Napier Group to issue its Class A units to the Company on a one-for-one basis at the time shares are to be issued upon the grant, exercise or vesting of awards, as applicable, to prevent dilution of our stockholders relative to other beneficial owners of Manning & Napier Group. The number of Class A units issued to the Company will be the full amount of the award then granted, vesting or exercised, including any shares withheld in payment of any exercise price or tax withholding obligation. To the extent all or any portion of an award for which Class A units have been issued to the Company is terminated or forfeited, such units shall be forfeited back to Manning & Napier Group.

Change in Control of the Company

The Committee may provide in an award agreement provisions relating to a “change in control” of the Company, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award; provided that, in addition to any other conditions provided for in the award agreement:

•

any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award in connection with a change in control may occur only if (i) the change in control occurs, and (ii) either (A) the employment of the participant is terminated (“double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding awards; and

•

for any award that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a change in control or associated termination of employment shall be based upon the degree of performance attainment through the date of such change in control or associated termination of employment, as applicable, with such amount either paid in full or paid pro rata based on the period of time elapsed in the performance period as of the applicable date, as determined by the Committee in its sole discretion.

“Change in control” generally means the occurrence of any one or more of the following events:

•

an individual, entity or group of persons acquires the ownership, directly or indirectly, of the Company’s securities representing more than 50% of the combined voting power of the Company’s outstanding securities, other than (i) through a merger, consolidation or similar transaction; (ii) in connection with a financing by the Company through the issuance of equity securities; and (iii) by an overall reduction in the number of the Company’s outstanding securities;

•

a merger, consolidation or similar transaction in which the Company’s stockholders immediately before such transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction;

•

a sale, lease, exclusive license or other disposition of all or substantially all of the Company’s assets, other than to an entity more than 50% of the combined voting power of which is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction;

•

if a majority of the members of the Board serving on the date the 2020 Plan is approved (the “Incumbent Board”) were no longer serving on the Board within any 12-month period; provided that any new Board member approved or recommended by a majority of the Incumbent Board then in office will be considered a member of the Incumbent Board; or

•	the complete dissolution or liquidation of the Company.

No change in control shall be deemed to have occurred by virtue of:

•

the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Recoupment/Clawback

Notwithstanding anything in the 2020 Plan or in any award agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or stock exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the 2020 Plan by the Company at any time.

Adjustments

In the event of any change in the outstanding shares of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or similar event, the Committee or Board, as applicable, shall adjust the:

•	class and aggregate number of shares available under the 2020 Plan;

•	individual award maximum limits under the 2020 Plan;

•	class, number and exercise price of outstanding stock options and stock appreciation rights granted under the 2020 Plan; and

•	class and number of shares subject to any other awards granted under the 2020 Plan.

Amendments and Termination

The 2020 Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding award under the 2020 Plan may be amended from time to time by the Committee (or Board as applicable) in its discretion provided that no amendment may be made without stockholder approval if such amendment would:

•	increase the number of shares available for grant under the 2020 Plan;

•	decrease the minimum stock option or stock appreciation right exercise price;

•	reduce the minimum vesting or performance periods;

•	change the individual award limits; or

•	amend or repeal the prohibitions against repricing or exchange.

No amendment may adversely affect in a material manner any right of a participant under an award without his or her written consent.

The 2020 Plan may be suspended in whole or in part at any time and from time to time by the Board. The 2020 Plan shall terminate upon the adoption of a resolution of the Board terminating the 2020 Plan. No award may be granted under the 2020 Plan after the date that is 10 years from the date the 2020 Plan was last approved and adopted by the stockholders of the Company. No termination of the 2020 Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any award granted under the 2020 Plan.

New Plan Benefits

The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2020 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee or Board, as applicable. It is contemplated that any annual equity awards to non-employee directors and any new non-employee director equity awards would be made under the 2020 Plan. See “Executive Compensation—Director Compensation.”

Certain U.S. Federal Income Tax Consequences of 2020 Plan Awards

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 2020 Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the 2020 Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Nonqualified stock options. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain, but will not result in any further deduction for the Company.

Incentive stock options. A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the participant may be subject to alternative minimum tax), and the Company is not entitled to a tax deduction. Upon the disposition of the shares obtained from the exercise of the incentive stock option more than two years after the date of grant and more than one year after the date of exercise, the excess of the sale price of the shares over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or within one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction for this amount; any remaining gain is taxed as short-term capital gain, without a Company tax deduction.

Stock appreciation rights. A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the cash and/or the fair market value of any shares or other property received. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted stock and restricted stock units. A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock, restricted stock units or other stock-based awards. When the restricted stock vests, the restricted stock units settle or the other stock-based awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or other property received at that time, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same amount. However, a participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain, but will not result in any further deduction for the Company.

Existing Equity Compensation Plan Information. For information about the Company’s Class A common stock that was authorized for issuance under the Company’s existing compensation plans as of December 31, 2019, please see “Executive Compensation—Equity Compensation Plan Information” above.

Vote Required. The affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the 2020 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THE 2020 STOCK INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons

In November 2011, our Board of Directors adopted a written policy, Transactions with Related Persons Policies and Procedures, pursuant to which, as a general matter, our Audit Committee is required to review and approve or disapprove of the Company entering into certain transactions with related persons. The policy contains descriptions of certain transactions which are pre-approved transactions. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is: (1) any of our directors, nominees for director or executive officers, (2) any immediate family member of any of our directors, nominees for director or executive officers, and (3) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

A copy of our Transactions with Related Persons Policies and Procedures is available on our website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Related Party Transactions

The following is a summary of material provisions of various transactions we entered into or that were ongoing with our executive officers, directors or 5% or greater stockholders from January 1, 2020 to April 13, 2020 and during the years ended December 31, 2019 and 2018.

Aircraft

From time to time, the Company reimburses Mr. Manning for business travel in connection with the use of a private plane owned by Mr. Manning. The Company owns no direct or indirect interest in such private plane, and the Company has not provided any financing to Mr. Manning for such plane. In the event Mr. Manning, or the Company’s executive officers, use Mr. Manning’s plane in connection with the business of the Company, the Company reimburses Mr. Manning based upon the amount of flight time per trip, which is a fraction of the total cost of the ownership and maintenance of his plane. The total amount of reimbursement with respect to each particular use of the plane for each of the years ended December 31, 2019 and 2018 was less than $0.1 million.

Transactions with non-controlling members

From time to time, the Company may be asked to provide certain services, including accounting, legal and other administrative functions for the noncontrolling members of Manning & Napier Group. While immaterial, the Company has not received any reimbursement for such services.

The Company manages the personal funds and funds of affiliated entities of certain of the Company’s executive officers and directors. Pursuant to the respective investment management agreements, in some instances the Company waives or reduces its regular advisory fees for these accounts. The aggregate value of the fees earned and fees waived was less than $0.1 million for the years ended December 31, 2019 and 2018.

Sale of Subsidiary

On August 30, 2019, the Company, through Manning & Napier Group, completed the sale of all of the equity interests in its wholly-owned subsidiary, Perspective Partners, LLC (“PPI”) to Manning Partners, LLC, which is wholly-owned by the Chairman of the Company’s Board of Directors. The Company received cash proceeds of $3.1 million upon closing. Subsequent to the close, PPI and the Company have entered into a sublease agreement under which PPI leases office space within the Company’s headquarters for annual rent of approximately $0.1 million over the term of the sublease, which expires on January 31, 2028.

Affiliated mutual fund and collective investment trust transactions

The Company earns investment advisory fees, distribution and administrative service fees under agreements with affiliated mutual funds and collective investment trusts. Fees earned for advisory and distribution services provided were approximately $40.5 million and $54.6 million in the years ended December 31, 2019 and 2018, respectively. Fees earned for administrative services provided were approximately $2.2 million for each of the years ended December 31, 2019 and 2018.

The Company incurs certain expenses on behalf of the collective investment trusts and has contractually agreed to limit its fees and reimburse expenses to limit operating expenses incurred by certain affiliated fund series. The aggregate value of fees waived and expenses reimbursed to, or incurred for, affiliated mutual funds and collective investment trusts was approximately $5.5 million and $5.1 million for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, the Company has recorded a receivable of approximately $0.2 million for expenses paid on behalf of an affiliated mutual fund. These expenses are reimbursable to the Company under an agreement with the affiliated mutual fund, and are included within other long-term assets on the consolidated statements of financial condition.

Exchange Agreement

In November 2011, we entered into an exchange agreement with M&N Group Holdings, MNCC and the other direct holders of units of Manning & Napier Group (the “Exchange Agreement”). Subject to certain restrictions set forth therein, certain of our employee-owners, and M&N Group Holdings and MNCC on behalf of Mr. Manning and our other employee-members that are direct or indirect members of M&N Group Holdings and MNCC, are entitled to exchange such units for shares of our Class A common stock. In addition, the holders of any units of Manning & Napier Group thereafter issued will also become parties to the Exchange Agreement and, pursuant to the terms of the Exchange Agreement, we may also purchase or exchange such units for shares of our Class A common stock. For any units of Manning & Napier Group exchanged, the Company will (1) pay an amount of cash equal to the number of units exchanged multiplied by the value of one share of the Company’s Class A common stock less a market discount and expected expense, or, at the Company’s election, (2) issue shares of the Company’s Class A common stock on a one-for-one basis, subject, in each case, to customary adjustments.

On March 30, 2018 the direct holders of units of Manning & Napier Group exchanged an aggregate of 581,344 Class A units of Manning & Napier Group for approximately $1.9 million paid to holders, none of whom are related persons.

On May 2, 2019 the direct holders of units of Manning & Napier Group exchanged an aggregate of 1,315,521 Class A units of Manning & Napier Group for approximately $3.1 million paid to holders, of which approximately $0.2 million was paid to each of Dr. Coons and Mr. Stamey, our former chief executive officers.

On March 15, 2020, Mr. Manning, the Chairman of the Board, provided an exchange notice to the Company indicating that he would tender the entirety of his private interests in Manning & Napier Group pursuant to the Exchange Agreement. Instead of being reviewed by the Audit Committee pursuant to the Company’s Transactions with Related Persons Policies and Procedures as described above under “Policies and Procedures Regarding Transactions with Related Persons,” all of the independent directors reviewed this transaction. On April 9, 2020, the independent directors of the Board, on behalf of the Company, delivered an exchange response to Mr. Manning indicating that the exchange will be settled in approximately $90 million cash paid to Mr. Manning pursuant to the terms of the Exchange Agreement. The Company expects the exchange payment to be paid from the Company’s cash, cash equivalents and proceeds from the sale of investment securities. The Company expects the settlement of the exchange to occur on or before May 15, 2020.

The Exchange Agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Registration Rights Agreement

In November 2011, we entered into a registration rights agreement with the holders of units of Manning & Napier Group, pursuant to which the shares of Class A common stock issued upon exchanges of their units, if any, will be eligible for resale, subject to certain limitations set forth therein.

We have agreed in the registration rights agreement to indemnify the participating holders, solely in their capacity as selling stockholders, against any losses or damages resulting from or relating to any untrue statement, or omission, of any material fact contained in any registration statement, prospectus or any amendments or supplements thereto pursuant to which they may sell the shares of our Class A common stock that they receive upon exchange of their units, except to the extent such liability arose from information furnished by the selling stockholder used in a shelf registration statement, and the participating holders have agreed to indemnify us against all losses caused by their misstatements or omissions of a material fact relating to them. No selling stockholder shall be liable to the Company for an amount in excess of the amount received by such selling stockholder in the offering giving rise to such liability.

We will pay all expenses incident to our performance of, or compliance with, any registration or marketing of securities pursuant to the registration rights agreement. The selling stockholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of our Class A common stock pursuant to the registration rights agreement.

The registration rights agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Tax Receivable Agreement

In November 2011, we entered into a tax receivable agreement with the other holders of units of Manning & Napier Group, pursuant to which we are required to pay to the holders of such units 85% of the applicable cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize, or are deemed to realize in certain circumstances, as a result of any step-up in tax basis in Manning & Napier Group’s assets resulting from (i) certain tax attributes of their units sold to us or exchanged (for shares of Class A common stock) and that are created as a result of the sales or exchanges and payments under the tax receivable agreement and (ii) tax benefits related to imputed interest. Payments pursuant to the tax receivable agreement totaled approximately $0.7 million during the year ended December 31, 2019, of which approximately $0.4 million was paid to Mr. Manning. The remaining approximately $0.3 million was paid to the other holders, none of whom are related persons. Payments pursuant to the tax receivable agreement totaled approximately $2.5 million during the year ended December 31, 2018, of which approximately $1.2 million was paid to Mr. Manning. The remaining approximately $1.3 million was paid to the other holders, none of whom are related persons. Payments pursuant to the tax receivable agreement to Dr. Coons and Messrs. Stamey and Goldberg were less than $120,000 to each individual in each of the years ended December 31, 2019 and 2018.

The tax receivable agreement described above is filed as an exhibit to our 2011 Annual Report on Form  10-K, and the foregoing description is qualified by reference thereto.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s capital stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership.

To the Company’s knowledge, with respect to the fiscal year ended December 31, 2019, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a); however, one report covering one transaction in the fiscal year ended December 31, 2018 was filed late by Mr. Busheri during 2019; one report covering one transaction in the fiscal year ended December 31, 2018 was filed late by Mr. Marvald during 2020; and one report covering one transaction in the fiscal year ending December 31, 2020 was filed late by Mr. McGreevy during 2020.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

In order for a stockholder proposal to be eligible to be considered for inclusion in the Company’s proxy statement and proxy card for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) under Rule 14a-8 of the Exchange Act, the proposal must be received by the Company at its principal executive offices, 290 Woodcliff Drive, Fairport, New York 14450, Attn: Corporate Secretary, no later than December 28, 2020, and must otherwise comply with Rule 14a-8 of the Exchange Act. A stockholder wishing to present other proposals at the 2021 Annual Meeting, including any nomination of persons for election to the Board of Directors, must provide proper written notice such that the proposal must: (1) be received by the Company at the address set forth in the preceding sentence not less than 90 days nor more than 120 days prior to June 10, 2021; provided that if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the 2020 Annual Meeting of Stockholders, the proposal must be received by the Company in accordance with its Amended and Restated Bylaws and applicable law no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed and the date on which public disclosure of the meeting date was made; and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Amended and Restated Bylaws and policies. A stockholder notice to the Company of any such proposal must include the information required by the Company’s Amended and Restated Bylaws.

HOUSEHOLDING

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Annual Report, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Manning & Napier, Inc. Attn: Investor Relations Department, 290 Woodcliff Drive, Fairport, New York 14450, or (2) contact our Investor Relations Department toll-free at 1-800-983-3369. Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering stockholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, stockholders may follow the instructions when voting online at www.proxyvote.com. Following the 2020 Annual Meeting, you may continue to register for electronic delivery of future documents by visiting www.proxyvote.com. If you own shares of Class A common stock indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about May 1, 2020, we will send stockholders of record at the close of business on April 13, 2020 a Notice of Internet Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2019 and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting to be held on June 10, 2020. Our 2020 Proxy Statement and Annual Report for the year ended December 31, 2019, are available free of charge at www.proxyvote.com.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s Class A common stock is quoted on the NYSE under the ticker symbol MN. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

You may request a copy of the Company’s filings (other than exhibits that are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Manning & Napier, Inc.

Attn: Investor Relations Department

290 Woodcliff Drive

Fairport, New York 14450

(800) 983-3369

If you would like to request documents from the company, please do so by May 22, 2020 to receive them before the Annual Meeting.

You should rely only on the information contained in this Proxy Statement to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than April 27, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

Sarah C. Turner

Corporate Secretary

Fairport, New York

April 27, 2020

Exhibit A

Manning & Napier, Inc. 2020 Stock Incentive Plan

MANNING & NAPIER, INC.

2020 STOCK INCENTIVE PLAN

Section 1.    Purpose

The purpose of the Manning & Napier, Inc. 2020 Stock Incentive Plan (the “Plan”) is to promote stockholder value and the future success of Manning & Napier, Inc. (the “Company”) by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates, and any other individuals who perform services for the Company or any of its Affiliates.

Section 2.    Definitions

2.1    “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, any entity included in the audited consolidated financial statements of the Company and any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.

2.2    “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Stock Options granted pursuant to Section 7; (b) Stock Appreciation Rights granted pursuant to Section 8; (c) Restricted Stock granted pursuant to Section 9; (d) Restricted Stock Units granted pursuant to Section 9; (e) Other Stock-Based Awards granted pursuant to Section 10; and (f) Performance Grants granted pursuant to Section 11.

2.3    “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.

2.4    “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

2.5    “Board” shall mean the Board of Directors of the Company.

2.6    “Change in Control” means the happening of any of the following:

(a)    any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50 percent of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50 percent of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than 50 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(d)    individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board within any 12-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(e)    the complete dissolution or liquidation of the Company;

provided, however, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.7    “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.8    “Committee” means the Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals. Each member of the Committee shall be (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange on which the shares of Class A Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.4.

2.9    “Class A Stock” means the Class A common stock, par value $.01 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.

2.10    “Company” means Manning & Napier, Inc., a Delaware corporation.

2.11    “Defined Event” means the death, Disability, retirement or involuntary termination of a Participant other than for cause, or, subject to Section 6.8, in connection with a Change in Control of the Company.

2.12     “Disability” with respect to a Participant, has the meaning assigned to such term under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.

2.13    “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

2.14    “Exchange” means the New York Stock Exchange, or such other principal securities market on which the shares of Class A Stock are traded.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.16    “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Affiliate, (ii) any employee benefit plan of the Company or any Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities.

2.17    “Fair Market Value” of a share of Class A Stock as of any specific date means (a) the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported, or (b) such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than shares of Class A Stock means the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

2.18    “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the Code.

2.19    “Managing Member” means the Company, as the Managing Member of MN Group.

2.20    “MN Group” means Manning & Napier Group, LLC, a Delaware limited liability company.

2.21    “Nonqualified Stock Option” means a Stock Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.

2.22    “Other Stock-Based Award” means an Award denominated in shares of Class A Stock that is granted subject to certain terms and conditions pursuant to Section 10.

2.23    “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s beneficiary under Section 13.

2.24    “Performance Grant” means an Award subject to the terms, conditions and restrictions described in Section 11, pursuant to which the Participant may become entitled to receive cash, shares of Class A Stock or other property, or any combination thereof, as determined by the Committee.

2.25    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, or other entity.

2.26    “Plan” has the meaning given such term in Section 1.

2.27    “Prior Plan” means the Manning & Napier, Inc. 2011 Equity Compensation Plan, as amended and restated.

2.28     “Reprice” means: (a) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under United States generally accepted accounting principles; (c) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of the Exchange.

2.29    “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

2.30    “Restricted Stock” means an Award of shares of Class A Stock that is granted subject to certain terms and conditions pursuant to Section 9.

2.31    “Restricted Stock Unit” means an Award of a right to receive shares of Class A Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 9.

2.32    “Section 409A” means Section 409A of the Code.

2.33    “Share Reserve” has the meaning given such term in Section 5.1(a).

2.34    “Stock Appreciation Right” means a right to receive (without payment to the Company) cash, shares of Class A Stock or other property, or any combination thereof, as determined by the Committee, based on the increase in the value of a share of Class A Stock over the per share exercise price, that is granted subject to certain terms and conditions pursuant to Section 8.

2.35    “Stock Option” means a right to purchase shares of Class A Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

2.36    “Treasury Regulations” means the tax regulations promulgated under the Code.

2.37    “Units” mean the Class A Units of MN Group.

Section 3.    Administration

3.1    Administration. Except as otherwise specified herein, the Plan shall be administered solely by the Committee.

3.2    Authority.

(a)    Subject only to Section 6.3, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of Award Agreement.

(b)    The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

(c)    The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3.3    Repricing Prohibited Absent Stockholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 12, neither the Board nor the Committee may Reprice, adjust or amend the exercise price of Stock Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option or Stock Appreciation Right may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Stock Option or Stock Appreciation Right having an exercise price below that of the Stock Option or Stock Appreciation Right which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 12, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 3.3 shall require the approval of the stockholders of the Company.

3.4    Delegation. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

3.5    Indemnification. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each member of the Committee and officer of the Company against any such liability.

Section 4.    Participation

4.1    Eligible Individuals. Consistent with the purposes of the Plan, subject to Section 6.3, the Committee shall have exclusive power to select the employees and non-employee directors of the Company and its Affiliates and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan.

4.2    Conditions to Receipt of Awards.

(a)    Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

(b)    Notwithstanding anything herein to the contrary, no Award of Options or Restricted Stock and no issuance of shares of Class A Stock upon exercise of an Option or the settlement of any Restricted Stock Unit or

Stock-Based Award, may be made to an individual who has committed any act which could serve as a basis for (i) denial, suspension or revocation of the registration of any investment adviser, including Affiliates of the Company, under Section 203(e) of the Investment Advisers Act of 1940, as amended, or for disqualification of any investment adviser, including Affiliates of the Company, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940, as amended, (ii) precluding the Company or its Affiliates from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974, as amended, or (iii) precluding the Company or its Affiliates from qualifying as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Exemption 84-14.

Section 5.    Shares Subject to Plan And Share Limits

5.1    Maximum Number of Shares that May Be Issued.

(a)    Available Shares. Subject to adjustment as provided in Section 12, the maximum number of shares of Class A Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be (i) 3,300,000, plus (ii) 6,093,377, the number of shares of Class A Stock available for issuance under the Prior Plan on December 31, 2019, plus (iii) any shares of Class A Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason on or after January 1, 2020, without the issuance of shares, minus (iv) the number of shares of Class A Stock granted under the Prior Plan on or after January 1, 2020 and before the Effective Date (together with (i), (ii) and (iii), the “Share Reserve”). For the avoidance of doubt, any shares of Class A Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan on or after January 1, 2020, shall not become available under the Plan. No awards may be granted under the Prior Plan on or after the Effective Date.

(b)    Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, shall not reduce the maximum number of shares of Class A Stock that may be issued under the Plan as described in Section 5.1(a) or the maximum number of shares of Class A Stock authorized for grant to an individual in any calendar year described in Section 5.2.

(c)    Share Counting. For purposes of counting shares against the maximum number of shares of Class A Stock that may be issued under the Plan as described in Section 5.1(a), on the date of grant, Awards denominated solely in shares of Class A Stock (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Class A Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.

(d)    Shares Added Back. Shares of Class A Stock related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of Class A Stock will again be available for issuance under the Plan. The following shares of Class A Stock, however, may not again be made available for grant in respect of Awards under the Plan:

(i)    shares of Class A Stock delivered to, or retained by the Company, in payment of the exercise price of a Stock Option;

(ii)    shares of Class A Stock delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an Award;

(iii)    shares of Class A Stock covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Stock Appreciation Right or other Award; and

(iv)    shares of Class A Stock repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.

(e)    Source of Shares. Shares of Class A Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(f)    Fractional Shares. No fractional shares of Class A Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional share of Class A Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Class A Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional share of Class A Stock.

5.2    Maximum Individual Limits.

(a)    For awards granted to individuals other than non-employee directors, subject to adjustment as provided in Section 12, the maximum number of shares of Class A Stock that may be granted to any individual during any one calendar year under all Awards shall be 650,000.

(b)    The aggregate maximum Fair Market Value (determined as of the date of grant) of the shares of Class A Stock with respect to which Awards are granted under the Plan in any calendar year to any non-employee director in respect of services as a non-employee director shall not exceed $120,000. The maximum amount that may be paid in any calendar year to any non-employee director in property other than shares of Class A Stock (including cash) in respect of services as a non-employee director shall not exceed $135,000.

5.3    Anti-Dilution. The Managing Member shall cause MN Group to issue Units to the Company on a one-for-one basis:

(a)    for an Award of Options, at the time of exercise and in an amount equal to the number of shares of Class A Stock for which the Option is then exercised (including any shares of Class A Stock withheld in payment of the Exercise Price or tax withholding obligation);

(b)    for an Award of Restricted Stock, at the time of grant and in an amount equal to the number of shares subject to such Award (including any shares of Class A Stock withheld in payment of any purchase price or tax withholding obligation);

(c)    for an Award of Restricted Stock Units, at the time of vesting and in an amount equal to the number of shares of Class A Stock then vesting (including any shares of Class A Stock withheld in payment of any purchase price or tax withholding obligation); and

(d)    for any Stock Appreciation Right or Other Stock-Based Award, at the time of issuance of shares of Class A Stock pursuant to such Award and in an amount equal to the number of shares of Class A Stock then issued (including any shares of Class A Stock withheld in payment of any purchase price, Exercise Price or tax withholding obligation).

Following the issuance of Units to the Company with respect to an Award, to the extent all or any portion of the Award is terminated or forfeited, such Units shall be forfeited back to MN Group.

Section 6.    Awards Under Plan

6.1    Types of Awards. Awards under the Plan may include one or more of the following types: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and

Performance Grants. As provided by Section 3.2(b), the Committee may also grant any other Award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.

6.2    Dividend Equivalents. Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine; provided, however, dividends or dividend equivalents shall only be paid with respect to any Award if, when and to the extent that the underlying Award vests, and dividends and dividend equivalents shall, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Class A Stock subject to the same vesting or performance conditions as the underlying Award.

6.3     Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors.

6.4    Transferability. An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

6.5    Exclusion from Minimum Vesting Requirements. Awards granted under Section 7, Section 8, Section 9, Section 10 and Section 11 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:

(a)    up to a maximum of five percent of the maximum number of shares of Class A Stock that may be issued under the Plan pursuant to Section 5.1(a) may be issued pursuant to Awards granted under Section 7, Section 8, Section 9, Section 10 or Section 11 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections; and

(b)    continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a Defined Event, and (ii) as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

6.6    Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.

6.7    Method of Payment. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Class A Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine.

6.8    Change in Control. The Committee may include in an Award Agreement provisions related to a Change in Control, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award; provided that, in addition to any other conditions provided for in the Award Agreement:

(a)    any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a Change in Control may occur only if (i) the Change in Control occurs and (ii) either (A) the employment of the Participant is terminated (as set forth in the Award Agreement) (i.e., “double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards; and

(b)    with respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives (including but not limited to Performance Grants), any amount deemed earned or vested in connection with a Change in Control or associated termination of employment shall be based upon the degree of performance attainment and/or the period of time elapsed in the performance period as of the applicable date.

6.9    Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.9 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

6.10    Recoupment Provisions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Company at any time.

Section 7.    Stock Options

7.1    Grant of Stock Options. The Committee may grant Awards of Stock Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the shares of Class A Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 11.3, as the Committee, in its discretion, shall establish.

7.2    Exercise Price; Expiration Date. Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Class A Stock subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Option is granted.

7.3    Number of Shares of Class A Stock. The Committee shall determine the number of shares of Class A Stock to be subject to each Stock Option.

7.4    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Options shall not vest for at least one year after the date of grant.

7.5    Exercisability. The Stock Option shall not be exercisable unless the Stock Option has vested, and payment in full of the exercise price for the shares of Class A Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:

(a)    cash;

(b)    if permitted by the Committee, by instructing the Company to withhold a number of shares of Class A Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(c)    if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Class A Stock that have been held by the Participant for at least six months (or such short period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(d)    if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Class A Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or

(e)    any combination of the foregoing.

7.6    Limitations for Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Class A Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Class A Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Class A Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Class A Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Share Reserve.

Section 8.    Stock Appreciation Rights

8.1    Grant of Stock Appreciation Rights. The Committee may grant Awards of Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Appreciation Rights or the shares of Class A Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 11.3, as the Committee, in its discretion, may establish.

8.2    Exercise Price; Expiration Date. Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any

Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Class A Stock subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Appreciation Right is granted.

8.3    Number of Shares of Class A Stock. The Committee shall determine the number of shares of Class A Stock to be subject to each Award of Stock Appreciation Rights.

8.4    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Appreciation Rights shall not vest for at least one year after the date of grant.

8.5    Exercisability. Stock Appreciation Rights shall not be exercisable unless the Stock Appreciation Rights have vested.

8.6    Exercise and Settlement. An Award of Stock Appreciation Rights shall entitle the Participant to exercise such Award and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Class A Stock having an aggregate Fair Market Value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Class A Stock, at the date of such exercise, over the exercise price per share, times the number of shares of Class A Stock for which the Award is being exercised. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other property, or any combination thereof, as determined by the Committee, equal to the aggregate Fair Market Value of the shares of Class A Stock it would otherwise be obligated to deliver.

Section 9.    Restricted Stock and Restricted Stock Units

9.1    Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

9.2    Number of Shares of Class A Stock. The Committee shall determine the number of shares of Class A Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or a combination thereof.

9.3    Restricted Stock Issuance. Shares of Class A Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Class A Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.

9.4    Vesting Conditions. The vesting of an Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 11.3.

9.5    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Restricted Stock and Restricted Stock Units shall not vest for at least one year after the date of grant.

9.6    Stockholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Class A Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Class A Stock, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement.

Section 10.    Other Stock-Based Awards

10.1    Grant of Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards. Each Other Stock-Based Award granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

10.2    Vesting Conditions. The vesting of Other Stock-Based Awards may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 11.3.

10.3    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Other Stock-Based Awards shall not vest for at least one year after the date of grant.

10.4    Settlement. The Committee shall be entitled in its discretion to settle the obligation under an Other Stock-Based Award by the payment of cash, shares of Class A Stock or other property, or any combination thereof.

Section 11.    Performance Grants

11.1    Grant of Performance Grants. The Committee may grant Awards of Performance Grants. The Award of a Performance Grant to a Participant will entitle the Participant to receive an amount in cash, shares of Class A Stock or other property, or any combination thereof, determined by the Committee if the terms and conditions in the Plan and the Award Agreement are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, shares of Class A Stock or other property, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish.

11.2    Award Terms. The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and the performance objectives upon which the vesting, payment or settlement of the Performance Grant is conditioned. Performance Grants may be issued in different classes or series having different names, terms and conditions.

11.3    Performance Objectives.

(a)    Amounts earned under Performance Grants shall be based upon the attainment of performance objectives established by the Committee. Such performance objectives may vary by Participant and by Award, and may be based upon the attainment of specific or per- share amounts of, or changes in, one or more, or a combination of two or more, of the following: (i) earnings including operating income, economic income, economic net income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xx) such other performance objectives determined by the Committee in its sole discretion; and (xxi) any combination of any of the foregoing.

(b)    Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, MN Group or an Affiliate, or a division or strategic business unit of the Company or MN Group, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, or other pre-established target or designated comparison group, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall, as selected by the Committee, be determined in accordance with generally accepted accounting principles or non-GAAP financial measures.

11.4    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, the vesting period shall be for a minimum of one year.

Section 12.    Dilution and Other Adjustments

12.1    Adjustment for Corporate Transaction or Change in Corporate Capitalization. In the event of any change in the outstanding shares of Class A Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Class A Stock that may be delivered under the Plan as described in Section 5.1 and the Award limits under Section 5.2 and Section 6.3, (b) the class, number and exercise price of outstanding Stock Options and Stock Appreciation Rights, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

12.2    Adjustment for Merger or Consolidation. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Class A Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Class A Stock subject to such Award would have received in such merger, consolidation or similar transaction.

12.3    Assumption or Substitution of Awards. In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Class A Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Class A Stock subject to such Award would have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Class A Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Class A Stock as a result of such event, over (ii) the exercise price of such Stock Option or Stock Appreciation Right, provided further that the value of any outstanding Stock Option or Stock Appreciation Right shall be zero where the exercise price of such Stock Option or Stock Appreciation Right is greater than the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Class A Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.

Section 13.    Amendment of Plan or Awards

The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without stockholder approval if such amendment would:

(a)    increase the number of shares available for grant specified in Section 5.1 (other than pursuant to Section 12);

(b)    decrease the minimum Stock Option exercise price set forth in Section 7.2 or the minimum Stock Appreciation Rights exercise price set forth in Section 8.2 (in each case, other than changes made pursuant to Section 12);

(c)    reduce the minimum vesting or performance periods set forth in Section 7.4, Section 8.4, Section 9.5, Section 10.3 and Section 11.4;

(d)    change the Award limits set forth in Section 5.2 or Section 6.3 (other than pursuant to Section 12); or

(e)    amend or repeal the prohibition against repricing or exchange set forth in Section 3.3.

No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his written consent. Any stockholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.

Section 14.    Plan Termination

14.1    Suspension. The Plan may be suspended in whole or in part at any time and from time to time by the Board.

14.2    Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted by the stockholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 14.

Section 15.    Miscellaneous

15.1    Loans. No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.

15.2    Reservation of Rights of Company. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.

15.3    Non-Uniform Treatment. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

15.4    General Conditions of Awards. No Participant or other person shall have any right with respect to the Plan, the shares of Class A Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

15.5    Rights as a Stockholder. Unless otherwise determined by the Committee in its discretion, a Participant holding Stock Options, Stock Appreciation Rights, Restricted Stock Units, Other Stock-Based Awards, Performance Grants or other Awards shall have no rights as a stockholder with respect to any shares of Class A Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Class A Stock or other instrument of ownership, if any. Except as provided in Section 12, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

15.6    Compliance with Applicable Laws. No shares of Class A Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Class A Stock to be issued hereunder or to effect similar compliance under any state or local laws.

15.7    Withholding of Taxes. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Class A Stock, including shares of Class A Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Class A Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Class A Stock or other property, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Class A Stock or other property, or any combination thereof that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

15.8    Unfunded Nature of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

15.9    Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

15.10    No Warranty of Tax Effect. Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its stockholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

15.11    Interpretation. Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

15.12    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

15.13    Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

15.14    Section 409A. Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A and any Section 409A compliance policy of the Company. To the extent any payment of an Award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B)) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum upon the earlier of six months and one day after such separation from service, and the date of the Participant’s death. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.

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MANNING & NAPIER, INC. 290 WOODCLIFF DRIVE FAIRPORT, NY 14450

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MN2020

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13979-P37887                    KEEP THIS  PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MANNING & NAPIER, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Richard S. Goldberg 04) Kenneth A. Marvald 02) Barbara Goodstein 05) Marc O. Mayer 03) Robert Kopech 06) Edward J. Pettinella

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for our fiscal year ending December 31, 2020.					☐	☐	☐

3.	Advisory (non-binding) vote approving compensation of our named executive officers.					☐	☐	☐

4.	Approval of the Company's 2020 Stock Incentive Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write ☐ them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D13980-P37887

MANNING & NAPIER, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2020 This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sarah Turner and Paul Battaglia, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MANNING & NAPIER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 10, 2020, and any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting, which stockholders can attend over the Internet at www.virtualshareholdermeeting.com/MN2020.

This proxy, when properly executed, will be voted in the manner directed herein and, in the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side